                                                                    Exhibit 99.2

                            ASSET PURCHASE AGREEMENT

                                     AMONG

                      PEDIATRIC SERVICES OF AMERICA, INC.,

                   PARAMEDICAL SERVICES OF AMERICA, INC., and

                              HOOPER HOLMES, INC.



                          Dated as of August 30, 1999

                               TABLE OF CONTENTS

ARTICLE I

PURCHASE AND SALE OF ASSETS....................................................1
           1.1  Transfer of the Assets; Excluded Assets........................1
           1.2  Aggregate Purchase Price of the Assets.........................3
           1.3  Allocation.....................................................5
           1.4  Manner of Effecting Sale.......................................5
           1.5  Liabilities ...................................................5
           1.6  Closing........................................................6
           1.7  Guaranty of HH.................................................7

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................7
           2.1  Organization, Standing and Power...............................7
           2.2  Authority......................................................7
           2.3  Consents and Approvals; No Violation...........................7
           2.4  Actions and Proceedings........................................8
           2.5  Brokers........................................................8
           2.6  Financing......................................................8

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PSA AND PSA SUB..............................8
           3.1  Organization, Standing and Power...............................8
           3.2  Capital Structure..............................................9
           3.3  Authority......................................................9
           3.4  Consents and Approvals;No violation............................9
           3.5  PSA SUB Financial Statements..................................10
           3.6  Absence of Certain Changes or Events..........................11
           3.7  Permits and Compliance;Contracts..............................11
           3.8  Tax Matters...................................................12
           3.9  Actions and Proceedings.......................................12
          3.10  Employee Benefits.............................................13

          3.11  Compliance with Certain Laws..................................13
          3.12  Liabilities...................................................14
          3.13  Labor Matters.................................................14
          3.14  Intellectual Property.........................................14
          3.15  Brokers.......................................................16
          3.16  Property......................................................16
          3.17  Independent Contractors.......................................17
          3.18  Indebtedness..................................................17
          3.19  Employees.....................................................18
          3.20  Insurance Policies............................................18
          3.21  Certain Contracts and Property Rights.........................18
          3.22  Conflicts of Interests........................................19
          3.23  Location of Assets............................................19
          3.24  Solvency .....................................................20
          3.25  Accounts Receivable...........................................20
          3.26  Non-Compete ..................................................20

ARTICLE IV

COVENANTS OF PSA AND PSA SUB..................................................20
           4.1  Operations of Business of PSA SUB.............................20
           4.2  Access to Information.........................................22
           4.3  No Solicitation...............................................22
           4.4  Notification of Certain Matters...............................23
           4.5  Obligations to Maintain Insurance.............................23
           4.6  Pre-Closing Financial Statements..............................23
           4.7  Tax Returns...................................................24
           4.8  Discharge of Business Obligations.............................24
           4.9  Employee Benefit Plan Obligations.............................24
          4.10  Business Relationships........................................24
          4.11  Employment Agreement..........................................24

ARTICLE V

COVENANTS OF PURCHASER........................................................25
           5.1  No Purchase of Securities; Other Actions......................25
           5.2  Notification of Certain Matters...............................25
           5.3  Employee Matters..............................................26
           5.4  Retention and Severance Payments..............................26
           5.5  Employee Benefits.............................................26
           5.6  WARN Act......................................................26
           5.7  Business Relationships........................................27

           5.8  Vacation Pay and Sick Pay.....................................27
           5.9  Preservation of Records.......................................27

ARTICLE VI

COVENANTS OF PURCHASER, PSA AND PSA SUB.......................................27
           6.1  Approvals of Third Parties....................................27
           6.2  Confidentiality...............................................28
           6.3  Public Announcements..........................................29
           6.4  Fees and Expenses.............................................29
           6.5  Transfer Taxes................................................29
           6.6  Transition Services Agreement.................................30
           6.7  Audited Financial Statements Costs............................30

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES..................................30
           7.1  Conditions to Each Party's Obligations........................30
           7.2  Conditions to Obligation of PSA and PSA SUB...................31
           7.3  Conditions to Obligations of Purchaser........................31

ARTICLE VIII

INDEMNIFICATION...............................................................34
           8.1  Purchaser's Right to Indemnification..........................34
           8.2  PSA's and  PSA SUB's Right to Indemnification.................35
           8.3  Procedure.....................................................35
           8.4  Assumption of Defense.........................................36

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER.............................................36
           9.1  Termination...................................................36
           9.2  Effect of Termination.........................................38
           9.3  Amendment.....................................................38
           9.4  Waiver........................................................38

ARTICLE X

GENERAL PROVISIONS............................................................39
          10.1  Survival of Representations and Warranties....................39
          10.2  Notices.......................................................39

          10.3  Interpretation................................................40
          10.4  Counterparts..................................................40
          10.5  Entire Agreement; No Third-Party Beneficiaries................40
          10.6  Governing Law.................................................40
          10.7  Assignment....................................................40
          10.8  Severability..................................................40
          10.9  Enforcement of this Agreement.................................41
          10.10 Return of Information.........................................41
          10.11 No Waiver.....................................................41
          10.12.Bulk Sales Law................................................41
          10.13 No Liens Created..............................................41
          10.14 Further Assurances............................................41
          10.15 Dispute Resolution/Arbitration................................42

   APPENDIX A

   DEFINED TERMS..............................................................44

SCHEDULES
---------

1.1(a)(i)      Campus Drive and Technology Parkway Assets (to be supplemented with field location Assets prior to Closing)
1.1(a)(ii)     Excluded Contracts and Included Contracts
1.1(a)(v)      Real Property Leases
1.1(a)(vii)    Intellectual Property Rights
1.1(a)(viii)   Accounts Receivable
1.1(a)(ix)     Lockbox Accounts
1.1(b)         Excluded Assets
1.5            Assumed Liabilities
2.5            Purchaser Brokers
3.1(a)(i)      Good Standing
3.1(a)(ii)     Jurisdictions in which Qualification is Required
3.1(d)         Officers and Directors
3.4            Required Consents and Approvals
3.5            Unaudited Financial Statements
3.6            Absence of Certain Changes or Events
3.7(a)         Permits and Compliance; Contracts
3.7(b)         Material Contracts
3.7(c)         Events of Default
3.8(a)         Returns Filed and Taxes Paid
3.8(b)         Tax Deficiencies, Audits, Statutes of Limitations
3.8(c)         Tax Sharing Agreements
3.9            Actions and Proceedings
3.10(a)        Employee Benefits
3.11(a)        Compliance with Certain Laws
3.12           Liabilities
3.13           Labor Matters
3.14(b)        Computer Software and Databases
3.14(c)(i)     Intellectual Property Rights
3.14(c)(ii)    Intellectual Property Not in PSA SUB's Name
3.15           PSA and PSA SUB Brokers
3.16(a)        Description of all Real and Personal Property
3.16(b)        Personal Property; Title Encumbrances
3.16(b)(x)     Permitted Liens
3.17(a)        Independent Contractors
3.17(b)        Contract Affiliates
3.17(c)        Contract Affiliates who have given Notice of Termination
3.18           Indebtedness
3.19           Business Employees
3.20           Insurance Policies
3.21(a)        Contracts Resulting in Revenue of $25,000 or More

3.21(c)        Equipment Leases
3.21(d)        Contracts which Cannot be Terminated within 30 Days Notice
3.21(e)        Contracts for the Purchase or Receipt of Services, Products,
               Inventories or Supplies
3.21(f)        Contracts Relating to Promotional Activities
3.21(g)        Partnership, Joint Venture, Joint Operating or Similar Contracts
3.21(h)        Other Agreements or Arrangements
3.22           Conflicts of Interest
3.23           Location of Assets
4.1            Operations of Business
4.10(b)        Escrow Account
5.3            Employee Matters
5.4(a)         Retention Payments
5.4(b)         Severance Payments
5.8            Vacation Pay and Sick Pay
6.8            Life 2000 Rates
7.3(e)         Third Party Consents
7.3(f)         Liens


EXHIBITS
--------
1.6(b)         Bill of Sale
1.6(c)(i)      Assignment and Assumption Agreement
3.4            ChoicePoint, Inc. Waiver
6.6            Transition Services Agreement
7.2(c)         Opinion of Counsel to Purchaser
7.3(c)         Opinion of Counsel to PSA
7.3(g)         Non-Competition Agreement

                            ASSET PURCHASE AGREEMENT


     THIS AGREEMENT, effective as of the 30th day of August, 1999, by and among Pediatric Services of America, Inc., a Delaware corporation ("PSA"), Paramedical Services of America, Inc., a California corporation ("PSA SUB"), and Hooper Holmes, Inc., a New York corporation ("HH"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in Appendix A.


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, PSA owns, through wholly-owned subsidiaries, all of the issued and outstanding capital stock of PSA SUB, which is in the business of providing paramedical examination services for the life and health insurance industries (the "Business");

     WHEREAS, upon and subject to the terms and conditions contained herein, PSA and PSA SUB desire to sell to HH, directly or to a wholly-owned subsidiary of HH (HH and such subsidiary are referred to herein collectively as "Purchasers"or "Purchaser"), and Purchaser desires to purchase from PSA and PSA SUB, certain of the assets and properties of PSA, PSA SUB and their Affiliates (collectively, the "PSA Group") which principally relate to the Business;

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

     1.1 Transfer of the Assets; Excluded Assets. (a) Subject to the terms and conditions set forth in this Agreement, PSA SUB agrees to sell, convey, assign, and transfer to Purchaser, and Purchaser agrees to purchase, accept and take from PSA SUB at the Effective Time all of the Assets. For purposes of this Agreement, "Assets" means all of the assets, properties and rights owned, whether now existing or hereinafter acquired prior to Closing, used or held for use principally in connection with the Business of every kind, nature and description (other than the Excluded Assets), wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether owned, used or held for use by PSA SUB or any other member of the PSA Group, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in the books or financial statements of PSA SUB, including all those items in the following categories that conform to the definition of "Assets":

          (i) all improvements, fixtures, furniture, equipment, software, vehicles, materials, office and other usable supplies, and similar other personal property including those listed on

1.1(a)(i) hereto, which includes those Assets located at the Campus Drive and
---------
Technology Parkway locations. Prior to the Closing, PSA shall supplement
Schedule 1.1(a)(i) with a list of improvements, fixtures, furniture,
------------------
equipment, software, vehicles, materials, office and other usable supplies, and similar other personal property located at the PSA SUB field locations;

          (ii)  except for those referred to on Schedule 1.1(a)(ii) hereto as
                                               -------------------
excluded Contracts, all rights of PSA, PSA SUB or any of the PSA Group under all Contracts, including those Contracts set forth on Schedule 1.1(a)(ii) and
                                                  -------------------
referred to as included Contracts (the scheduled contracts referred to as included Contracts collectively, the "Business Contracts"), from and after the Effective Time;

          (iii) goodwill, fictitious names, and non-competitioncovenants running in favor of PSA SUB;

          (iv) sales data, client lists and records, referral lists and records, advertising matter, price lists, correspondence, mailing lists, distribution lists, sales and promotional materials and records, personnel records, and all of the medical and administrative libraries, documents, catalogs, files, books and records;

          (v) all leases and leasehold rights, including all security deposits and prepaid rents thereunder, and all easements and uses which benefit such property, including those listed on Schedule 1.1(a)(v) (the scheduled leases
                                    ------------------
collectively, the "Real Property Leases");

          (vi)   inventory wherever located;

          (vii)  trademarks, servicemarks, trade names, brand names, logos, copyrights, inventions and trade secrets, and interest thereunder and applications therefor, including those listed on Schedule 1.1(a)(vii) but
                                                 --------------------
excluding the rights to the name "PSA" (other than as provided in Section 1.1(c) herein);

          (viii)   all Accounts Receivable outstanding at the Effective
Time (whether billed or unbilled), including accounts receivable described in

Schedule 1.1(a)(viii) which shall be updated as of the Effective Time (the
---------------------
Assets shall not include proceeds from accounts receivable collected by PSA SUB prior to the Effective Time); and

          (ix)  the rights to use and control the PSA SUB lockboxes listed in
Schedule 1.1(a)(ix) (the"PSA SUB Lockboxes") from and after the Effective Time and all rights to all cash deposited therein except for cash, if any, in the PSA SUB Lockboxes as of the Effective Time and cash belonging to a member of the PSA Group other than PSA SUB. PSA SUB and Purchaser shall have the right to access remittance advices contained in the lockboxes of PSA and the PSA SUB Lockboxes for one year from the Closing Date. Any non PSA SUB cash receipts deposited past the Effective Time in the PSA SUB Lockboxes will be remitted by Purchaser to PSA SUB. Any PSA SUB cash receipts deposited in lockboxes of PSA past the Effective Time will be remitted by PSA to Purchaser.

The Assets shall be conveyed free and clear of all liabilities, liens, and encumbrances, excepting only the Permitted Liens and the Assumed Liabilities. PSA agrees to take any actions necessary for PSA SUB to be able to sell and transfer all of the Assets to Purchaser in accordance with the terms of the Agreement, including, without limitation, transferring or causing the transfer of any Assets from PSA or any other member of the PSA Group to PSA SUB.

          (b)  Schedule 1.1(b) contains a list of those assets which are
               ---------------
included within the definition of Assets, but which PSA or PSA SUB will retain and not transfer and which Purchaser will not purchase or acquire (the "Excluded
                                                                        --------
Assets").
------

          (c) (i) For a period of one (1) year beginning on the Closing Date, PSA hereby grants to Purchaser a non-exclusive license to use the name "PSA" (hereinafter referred to as the "Mark") solely in connection with the Business, subject to the terms and conditions hereof.

          (ii) Purchaser hereby acknowledges PSA's right, title and interest in and to the Mark and agrees not to claim any title to the Mark or any right to use the Mark except as permitted herein. Purchaser shall include all notices and legends with respect to PSA's Mark as are or may be required by applicable federal, state and local trademark laws or which may be reasonably requested by PSA.

     1.2 Aggregate Purchase Price of the Assets. (a) In consideration for the Assets, Purchaser shall pay to PSA SUB Ninety-Five Million Dollars ($95,000,000), subject to adjustment as set forth in this Section 1.2 (the "Purchase Price") plus the Assumed Liabilities (as defined below).

          (b) If the business condition of PSA SUB at Closing (the "Closing Performance Condition") is not materially better than the business condition as of the date hereof (the "Current Performance Condition") and not substantially similar to the business condition presented to Purchaser and forecasted to Purchaser on or about June 29, 1999 (the "Initial Performance Condition"), the Purchase Price shall be reduced by Ten Million Dollars ($10,000,000) (the "Performance Adjustment"). For purposes of the preceding sentence, the Current Performance Condition shall be determined by the revenues, branch profits, customers, employees, independent contractors, direct cost stability and gross margins as of the date hereof and for the three full months ended prior to the date hereof. The Closing Performance Condition shall be determined by the same factors as of the Closing Date and for the three full months ended prior to the Closing Date.

          (c) In addition to any reduction that may be required under Section 1.2(b), if PSA SUB's Current Accounts Receivable (as defined below) outstanding at the Effective Time are less than $16,000,000, the Purchase Price shall be reduced by an amount equal to the result obtained by subtracting the amount of the Current Accounts Receivable as of the Effective Time from $16,000,000. For example, if the Current Accounts Receivable outstanding at the Effective Time are $15,000,000, the Purchase Price shall be reduced by $1,000,000 ($16,000,000 minus $15,000,000). The term "Current Accounts Receivable" shall mean any ofPSA SUB's accounts receivable and any unbilled amounts relating to services rendered, in each case, for dates of service beginning on the first day of the second full calendar month ended prior to the Closing Date. For example, if the Closing Date is October 15, Current Accounts Receivable would include accounts receivable and any unbilled amounts relating to services rendered, in each case, for dates of service beginning August 1.

          (d) No later than the close of business on the Business Day immediately preceding the Closing Date, PSA SUB and Purchaser shall make a mutually acceptable reasonable good faith estimate of the Current Accounts Receivable that will be outstanding at the Effective Time (the "Estimated Accounts Receivable") PSA SUB shall afford Purchaser and its representatives the opportunity to review the work papers and other records and documentation used by PSA SUB in preparing its estimation of the Estimated Accounts Receivable. If the Estimated Accounts Receivable equal or exceed $16,000,000, Purchaser shall pay to PSA SUB the Purchase Price, as adjusted pursuant to Section 1.2(b), at Closing by wire transfer in same day available funds. If the Estimated Accounts Receivable are less than $16,000,000, Purchaser shall pay to PSA SUB at Closing by wire transfer in same day available funds an amount equal to (i)the Purchase Price as adjusted pursuant to Section 1.2(b) minus (ii) the amount by which $16,000,000 exceeds the Estimated Accounts Receivable. If the parties are unable to agree on an Estimated Accounts Receivable, Purchaser shall place into escrow the amount in dispute.

          (e) No later than 15 Business Days after the Closing Date, PSA SUB shall deliver to Purchaser a schedule reflecting the Current Accounts Receivable outstanding at the Effective Time (the "Closing AR Schedule"). PSA SUB shall afford Purchaser and its representatives the opportunity to review the work papers and other records and documentation used by PSA SUB in preparing the Closing AR Schedule. On the fifteenth Business Day following delivery of the Closing AR Schedule (the "Purchase Price Adjustment Date") Purchaser and PSA SUB shall recalculate the Purchase Price in accordance with Section 1.2(c) and effect the transfer of any funds as may be necessary to reflect adjustments to the Purchase Price resulting from any differences between the Estimated Accounts Receivable and the Current Accounts Receivable reflected in the Closing AR Schedule. Following are examples of adjustments to the Purchase Price. Example 1: If the Estimated Accounts Receivable and the Current Accounts Receivable reflected in the Closing AR Schedule equal or exceed $16,000,000, no further adjustment to the Purchase Price will be made (Purchaser having paid $95,000,000 on the Closing Date). Example 2: If the Estimated Accounts Receivable equal $15,000,000 but the Current Accounts Receivable reflected in the Closing AR Schedule are $15,500,000, Purchaser would pay to PSA SUB $94,000,000 on the Closing Date plus an additional $500,000 on the Purchase Price Adjustment Date reflecting a total Purchase Price, as adjusted, of $94,500,000. Example 3: If the Estimated Accounts Receivable equal $15,000,000 but the Current Accounts Receivable reflected on the Closing AR Schedule equal or exceed $16,000,000, Purchaser would pay to PSA SUB $94,000,000 on the Closing Date plus an additional $1,000,000 on the Purchase Price Adjustment Date reflecting a total Purchase Price, as adjusted, of $95,000,000. Example 4: If the Estimated Accounts Receivable equal or exceed $16,000,000 but the Current Accounts Receivable reflected in the Closing AR Schedule equal $15,500,000, Purchaser would pay to PSA SUB $95,000,000 on the Closing Date and PSA SUB would refund to Purchaser $500,000 on the Purchase Price Adjustment Date, reflecting a total Purchase

Price, as adjusted, of $94,500,000. Example 5: If the Estimated Accounts Receivable are $15,500,000 but the Current Accounts Receivable reflected in the Closing AR Schedule are $15,000,000, Purchaser would pay to PSA SUB $94,500,000 on the Closing Date and PSA SUB would refund to purchaser $500,000 on the Purchase Price Adjustment Date, reflecting a total Purchase Price of $94,000,000.

          (f) For purposes of the examples in Sections 1.2(d) and 1.2(e), it is assumed that there is no Performance Adjustment pursuant to Section 1.2(b).

          (g) All payments under this Section 1.2 shall be by wire transfer in same day available funds on the Closing Date and the Purchase Price Adjustment Date, as applicable.

     1.3 Allocation. The Purchase Price for the Assets, the Assumed Liabilities and the non-competition agreement contemplated in Section 7.3(g) hereof, shall be fairly allocated by PSA, PSA SUB and Purchaser in accordance with the requirements of U.S. Department of Treasury Regulation (S) 1.1060.1T. The parties agree to cooperate with each other in good faith to determine their respective allocation of the Purchase Price.

     1.4 Manner of Effecting Sale. (a) The sale, conveyance, transfer, assignment and delivery of the Assets by PSA SUB to Purchaser shall be effected by such deeds, bills of sale, endorsements, assignments, transfers and other instruments of transfer and conveyance in such form, including, without limitation, warranties of title, as Purchaser or Purchaser's attorney shall reasonably request.

          (b) In connection with the transfer of all intangible assets included within the Assets, PSA SUB shall provide to Purchaser any and all written or recorded information concerning any such property, including, without limitation, documents evidencing PSA SUB's right and title to the trademarks and trade names, PSA SUB's sales and purchase records, accounts and similar documentation, PSA SUB's formulae for and know how concerning any aspect of the Business, as well as PSA SUB's business documents and correspondence. To the extent the customer information, cost and supply data, or secret or other formulae or know how are not at the date hereof evidenced by or reflected in existing corporate documents, records or other sources which are to be transferred in accordance with this Agreement, PSA SUB shall prepare or cause to be prepared in such detail as Purchaser may reasonably request, such additional documentation for delivery at the Closing as shall be necessary to disclose fully and effectually such information to Purchaser.

     1.5 Liabilities. It is understood and agreed that Purchaser shall not assume or become liable for the payment of any debts, liabilities, losses, accounts payable, bank indebtedness, mortgages, or other obligations of any member of the PSA Group or the Business, whether the same are known or unknown, now existing or hereafter arising, of whatever nature or character, whether absolute or contingent, liquidated or disputed, except liabilities arising from and after the Effective Time under the Business Contracts and Real Property Leases (provided that the parties to such Business Contracts and Real Property Leases have consented to Purchaser's assumption thereof if required pursuant to such agreements), liabilities arising from the Purchaser's operation of the Business from and after the Effective Time and the liabilities expressly set forth in Schedule 1.5 (the liabilities and obligations set forth on such
         ------------
Schedule, plus those arising from and after the Effective Time under the Business Contracts and Real Property Leases (provided that the parties to such Business Contracts and Real Property Leases have consented to Purchaser's assumption thereof if required pursuant to such agreements) are referred to as the "Assumed Liabilities"). Except for the Assumed Liabilities, each member of the PSA Group shall pay all of their respective debts, obligations, and liabilities which are in any way related to the Assets or the Business in the Ordinary Course of Business. Notwithstanding the foregoing, in the event that the parties to a Business Contract or Real Property Lease fail to give any consent to assignment to Purchaser required under such Business Contract or Real Property Lease, Purchaser shall be liable for the liabilities under such Business Contract or Real Property Lease only to the extent Purchaser has actually obtained the benefits thereunder.

          Prior to the Closing Date, Purchaser and PSA SUB shall cooperate to obtain all requisite landlord consents to the Real Property Leases. In the event the actual purchaser of the Assets is a subsidiary of HH as permitted by
Section 1.7 hereof, HH agrees to execute and deliver all lease guarantees necessary to obtain such consents to assignment of the Real Property Leases. Notwithstanding the foregoing, PSA SUB shall not be obligated under such circumstances to pay for any increase in Purchaser's rent in the leased office space.

     1.6 Closing. (a) Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the purchase and sale of the Assets (the "Closing") shall take place within five Business Days following expiration or termination of all waiting periods under the HSR Act and the satisfaction or waiver of all other conditions to Closing set forth in Article VII, in the offices of Long Aldridge & Norman LLP, Suite 5300, 303 Peachtree Street, Atlanta, Georgia, or on such other date at such other time and place as the parties shall agree in writing (the "Closing Date"). Notwithstanding the Closing Date, the effective time for the transfer of the Assets and the other transactions described herein shall be at 11:59 p.m. on the Closing Date (the "Effective Time").

          (b)   Without limiting the requirements contained in Sections 1.2 and
1.4 hereof, at Closing, PSA or PSA SUB, as the case may be, shall execute and deliver, or will cause to be executed and delivered, to Purchaser to the extent reasonably requested by Purchaser:

          (i) a bill of sale substantially in the form of Exhibit 1.6(b) hereto
                                                          --------------
with respect to the Assets constituting personal property;

          (ii) assignments or transfers executed by PSA, PSA SUB or any member of the PSA Group, as appropriate, of the: (1) Intellectual Property Rights included in the Assets and any agreements with respect thereto, (2) Real Property Leases, (3) PSA SUB Permits, (4) Business Contracts, and (5) the PSA SUB Lockboxes; and

          (iii) all previously undelivered documents that this Agreement requires PSA or PSA SUB to deliver at or prior to Closing.

          (c)  Without limiting the requirements contained in Sections 1.2 and
1.4 hereof, at Closing, Purchaser to the extent reasonably requested by PSA or PSA SUB shall execute and deliver to PSA and PSA SUB:

          (i) an assignment and assumption agreement in the form of Exhibit
                                                                    -------
1.6(c)(i) hereto with respect to the Assumed Liabilities; and
---------

               (ii) all previously undelivered documents that this Agreement requires Purchaser to deliver at or prior to Closing.

     1.7 Guaranty of HH. The parties hereto understand and agree that HH, in its discretion, may cause a wholly-owned subsidiary of HH to purchase the Assets and assume the Assumed Liabilities (the "Subsidiary Purchaser") pursuant to this Agreement. In such event, (a) HH shall not be relieved of any of its duties or obligations under this Agreement, including the obligation to pay the Purchase Price and assume the liabilities under the Assumed Liabilities, (b) HH agrees to guaranty and be liable for all of the liabilities and obligations of the Subsidiary Purchaser to the same extent as if HH had purchased the Assets and assumed the Assumed Liabilities hereunder (HH's liabilities and obligations hereunder shall be joint and several with Subsidiary Purchaser), and (c) HH shall cause Subsidiary Purchaser to become a party to this Agreement. When used herein, the term "Purchaser" shall include both HH and the Subsidiary Purchaser.


                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchasers, jointly and severally, represent and warrant to PSA and PSA SUB as follows as of the date hereof and at the Effective Time:

     2.1 Organization, Standing and Power. HH is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Subsidiary Purchaser, if any, is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each Purchaser has the requisite corporate power and authority to own or lease its properties and to conduct its business as presently conducted and to effect the transactions contemplated hereunder.

     2.2 Authority. Each Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming the valid authorization, execution and delivery of this Agreement by PSA and PSA SUB) this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

     2.3 Consents and Approvals; No Violation. The execution and delivery of this Agreement by Purchaser do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under any provision of (i) the certificate of incorporation or bylaws of either Purchaser, (ii) any provision of the comparable charter or organizationdocuments of any of either Purchaser's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to eitherPurchaser or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either Purchaser or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not prevent the consummation of any of the transactions contemplated hereby in accordance with the terms of this Agreement. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by either Purchaser or is necessary for the consummation of the transactions contemplated by this Agreement, except for a Current Report on Form 8-K which may be required to be filed with the SEC and except for in connection, or in compliance, with the provisions of the HSR Act.

     2.4 Actions and Proceedings. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Purchaser, threatened against or affecting either Purchaser or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement which could reasonably be expected to have the effect of delaying or prohibiting the consummation of the transactions contemplated by this Agreement.

     2.5  Brokers.  Except as disclosed in Schedule 2.5, no broker, investment
                                           ------------
banker or other Person engaged by Purchaser is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

     2.6 Financing. HH or Subsidiary Purchaser, as the case may be, will have at Closing sufficient funds available to it to purchase the Assets and assume the Assumed Liabilities in accordance with the provisions of this Agreement.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PSA AND PSA SUB

     PSA and PSA SUB hereby jointly and severally represent and warrant to Purchaser as follows as of the date hereof and at the Effective Time:

     3.1  Organization, Standing and Power.

          (a) PSA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease its properties and to conduct its business as presently conducted. PSA SUB is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own or lease its properties and to conduct its business as presently conducted. PSA

SUB is duly qualified to do business, and is in good standing, in each jurisdiction identified in Schedule 3.1(a)(i). Schedule 3.1(a)(ii) lists each
                           ------------------  -------------------
jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) PSA SUB does not have any Subsidiaries and the Assets do not include any equity interests in any other Person.

          (c) The copies of the certificate of incorporation and bylaws of PSA SUB that have been previously delivered to Purchaser are the complete, true and correct charter documents and bylaws of PSA SUB. The minutes of directors' and shareholders' meetings and the stock books of PSA SUB that have previously been delivered to Purchaser are the complete, true and correct records of directors' and shareholders' meetings and stock issuances through and including the date hereof and reflect all transactions and other matters required to be reflected in such records, as well as such other matters customarily contained in records of such type.

          (d) The current officers and directors of PSA SUB are listed on

Schedule 3.1(d).
---------------

     3.2 Capital Structure. The authorized capital stock of PSA SUB consists of 1,000 shares of PSA SUB Common Stock, no par value per share ("PSA SUB Common Stock"), and no shares of Preferred Stock. One thousand (1,000) shares of PSA SUB Common Stock are issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal. PSA, through two wholly-owned subsidiaries, owns all of the issued and outstanding shares of PSA SUB Common Stock free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever, except (i) those in favor of the holders of the Subordinated Notes and (ii) the pledge of 100% of the capital stock, equity interests and assets of certain of PSA's direct and indirect subsidiaries, to the Banks under the Credit Agreement and Notes. There are no options, warrants, calls, rights or agreements to which PSA, PSA SUB or any of the PSA Group is a party or by which any of them is bound obligating PSA SUB to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of PSA SUB or obligating PSA SUB to grant, extend or enter into any such option, warrant, call, right or agreement.

     3.3 Authority. PSA and PSA SUB have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PSA and PSA SUB and the consummation by PSA and PSA SUB of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of PSA and PSA SUB. This Agreement has been duly and validly executed and delivered by PSA and PSA SUB and (assuming the valid authorization, execution and delivery of this Agreement by Purchaser) constitutes the legal, valid and binding obligation of PSA and PSA SUB enforceable against PSA and PSA SUB in accordance with its terms.

     3.4  Consents and Approvals; No Violation.  Except as set forth in Schedule
                                                                        --------
3.4 (including the required consents, approvals, authorizations and other
---
actions identified therein), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets or the Business under, any provision of (i) the certificate or articles of incorporation or bylaws of PSA or PSA SUB or under any provision of the comparable charter or organization documents of any of the PSA Group, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to any of the PSA Group, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the PSA Group, other than, in the case of clauses (ii) or (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, or prevent the consummation of any of the transactions contemplated hereby in accordance with the terms of this Agreement. Without limiting the foregoing, prior to the execution and delivery of this Agreement, all necessary Persons, including the Banks and NationsBank N.A., have provided, or have agreed to provide at the Closing, all consents, waivers and releases required under or pursuant to the Subordinated Notes or the Credit Agreement for the execution and delivery by PSA and PSA SUB of this Agreement and the consummation by PSA and PSA SUB of the transactions contemplated hereby in accordance with the terms hereof, and ChoicePoint, Inc. and/or its Affiliates have provided all written waivers of any provision of the ChoicePoint Non-Competition Agreement preventing the execution and delivery by PSA and PSA SUB of this Agreement and/or the consummation by PSA and PSA SUB of the transactions
contemplated hereby in accordance with the terms hereof.   A copy of the
ChoicePoint, Inc. waiver is attached hereto as Exhibit 3.4.  No filing or
                                               -----------
registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to PSA or PSA SUB in connection with the execution and delivery of this Agreement by PSA or PSA SUB or is necessary for the consummation of the transactions contemplated by this Agreement, except for
(A) in connection, or in compliance, with the provisions of the HSR Act, (B) such filings and consents as may be required under any state or foreign laws pertaining to debt collection under any applicable bulk sales laws, and (C) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect or prevent the consummation of any of the transactions contemplated hereby in accordance with terms of this Agreement.

     3.5  PSA SUB Financial Statements.  Schedule 3.5 contains the unaudited
                                         ------------
balance sheet of PSA SUB as of September 30, 1998, and the related unaudited statements of income for the year then ended, along with the interim balance sheet and the related interim unaudited statements of income for PSA SUB for the nine months ended June 30, 1999 (the interim and year end financial statements are referred to herein collectively as the "Unaudited Financial Statements"). Except as disclosed on Schedule 3.5, the Unaudited Financial Statements are
                       ------------
true, correct and complete and present fairly in all material respects the financial position of PSA SUB as of the dates thereof, and the related results of the operations of the Business for the periods indicated. All adjustments, consisting of normal, recurring accruals necessary for a fair presentation, have been made in the Unaudited Financial Statements. Except as described on

Schedule 3.5, the Unaudited Financial Statements have been prepared from the
------------
books and records of PSA and PSA SUB in accordance with GAAP (applicable to year end and interim financial statements, as appropriate) applied on a consistent basis for the periods stated. Except for the Excluded Assets, the Unaudited Financial Statements do not include any assets not intended to constitute a part of the Business or the Assets after giving effect to the transactions contemplated hereby.

     3.6  Absence of Certain Changes or Events.  Except as disclosed in Schedule
                                                                        --------
3.6 or in the Unaudited Financial Statements, since September 30, 1998, there
---
has not been: (a) any Material Adverse Effect, (b) any material change with respect to the manner in which PSA SUB conducts the Business; (c) any increase in salary, wages, bonus, commission, or other compensation to any officers, employees, or agents of PSA SUB other than in the Ordinary Course of Business;
(d) any pending or threatened material labor dispute or other material labor problem relating to any Business Employees; (e) any default or termination (including, without limitation, any event that with the giving of notice or lapse of time, or both, would cause a default or termination), or threatened default or termination, under, or amendment to, any Contract, license, permit, or certificate relating to the Business or any of the Assets which has had a Material Adverse Effect; (f) any theft, damage, destruction, casualty, loss, condemnation, or eminent domain proceeding affecting any of the Assets, whether or not covered by insurance, which has had a Material Adverse Effect; (g) any sale, assignment, or transfer of assets of the Business except in the Ordinary Course of Business; (h) any other material transactions, Contracts or commitments entered into by any member of the PSA Group affecting any of the Assets, except in the Ordinary Course of Business; (i) any material change or modification in the manner of PSA SUB's existing collection policies, procedures and practices with respect to Accounts Receivable, including acceleration of collections of Accounts Receivable, or any material change in PSA SUB's existing policies, procedures and practices with respect to the provision of discounts, rebates or allowances insofar as they relate to the Business; or (j) any agreement or understanding to do, or resulting in any of the foregoing.

     3.7  Permits and Compliance; Contracts.  (a)  Except as disclosed in
Schedule 3.7(a), PSA SUB is in possession of all franchises, grants,
------------
authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for PSA SUB to own, lease and operate the Assets or to carry on the Business as it is now being conducted (collectively, the "PSA SUB Permits"), except where the failure to have any of the PSA SUB Permits would not, individually or in the aggregate, have a Material Adverse Effect . No suspension or cancellation of any of the PSA SUB Permits is pending or, to the Knowledge of PSA, threatened, except where the suspension or cancellation of any of the PSA SUB Permits would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) PSA SUB is not in default or violation of (i) its certificate of incorporation, bylaws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation, or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over PSA SUB, except, in the case of clauses (i), (ii) or (iii) for any violations that, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in Schedule 3.7(b), there is no Contract that is
                                ------------
material to the business, financial condition or results of operations of PSA SUB, taken as a whole that is not included in the Business Contracts.

          (c)   Except as set forth in Schedule 3.7(c), no event of default or
                                       ------------
event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by PSA or PSA SUB of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other Contract for borrowed money, any guarantee of any

Contract for borrowed money or any lease, contractual license or other Contract to which PSA or PSA SUB is a party or by which PSA or PSA SUB is bound or to which any of the Assets or the Business is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect, or prevent the consummation of any of the transactions contemplated hereby in accordance with the terms of this Agreement.

     3.8  Tax Matters.

          (a) Returns Filed and Taxes Paid.  Except as otherwise disclosed in
Schedule 3.8(a): (i) all tax reports and returns required to be filed by or on
---------------
behalf of PSA, PSA SUB and each of the PSA Group have been duly filed on a timely basis and such tax reports and returns are correct, true, and complete in all material respects; (ii) all Taxes shown to be payable on the tax reports and returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by PSA or PSA SUB with respect to items or periods covered by such tax reports and returns or with respect to any taxable periods ending prior to the date of this Agreement; (iii) PSA and PSA SUB have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any Business Employee, creditor, independent contractor, or other third party; and (iv) there are no liens on any of the Assets with respect to Taxes, other than liens for Taxes not yet due and payable.

          (b) Tax Deficiencies; Audits; Statutes of Limitations. Except as otherwise disclosed in Schedule 3.8(b): (i) neither the tax reports and returns
                       ---------------
of PSA, PSA SUB nor any of the PSA Group have been audited by a Governmental Entity, nor is any such audit in process; (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of PSA, PSA SUB nor any of the PSA Group and neither PSA, PSA SUB nor any of the PSA Group has received notice (either in writing or verbally, formally or informally) that it has not filed a tax report or return or paid Taxes required to be filed or paid by it; (iii) neither PSA, PSA SUB nor any of the PSA Group is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against PSA, PSA SUB or any of the PSA Group or any of their respective assets;
(iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or tax reports and returns of PSA, PSA SUB or any of the PSA Group; and (v) PSA, PSA SUB and each of the PSA Group have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) Tax Sharing Agreements.  Except as otherwise disclosed in Schedule
                                                                        --------
3.8(c), neither PSA nor PSA SUB is a party to any tax sharing agreement.
------

     3.9  Actions and Proceedings.  Except as set forth in Schedule 3.9, there
                                                           ------------
are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity (collectively, "Orders") against or involving PSA SUB, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of PSA SUB, as such, any of the Assets or Business or any Employee Benefit Plan (as defined in Section 3.10) or any fiduciary, agent or consultant of any Employee

Benefit Plan that, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in Schedule 3.9, there are no Proceedings or to the Knowledge of PSA or PSA SUB governmental investigations pending or, to the Knowledge of PSA or PSA SUB, threatened against or affecting PSA SUB, the Business or any of the Assets or to which any of the Assets is subject, or against or affecting the present or former officers, directors, employees, consultants, agents or stockholders of PSA SUB, as such, or any Employee Benefit Plan or any fiduciary, agent or consultant of any Employee Benefit Plan.

     3.10  Employee Benefits.  (a)  Schedule 3.10(a) lists all pension,
                                    ----------------
retirement, profit-sharing, deferred compensation, bonus, stock option and other incentive plans, and other employee benefit program arrangements, agreements, or understandings, or medical, dental, vision, or other health plans, and life insurance or disability plans, and all other employee benefit plans, whether written or oral, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "Employee Benefit Plans"), to which PSA or PSA SUB contributes or is a party or is bound or under which it may have liability and under which employees or former employees of PSA SUB (or their beneficiaries) are eligible to participate or derive a benefit. Each Employee Benefit Plan is, and has been, administered in compliance with its terms, the presently applicable provisions of ERISA and the Code, and the regulations thereunder.

          (b) Neither PSA nor PSA SUB contributes to or has an obligation to contribute to any defined benefit plan within the meaning of Section 3(35) of ERISA or any multi-employer plan within the meaning of Section 3(37) or 4001(3) of ERISA, on behalf of any of the employees of PSA or PSA SUB. To the Knowledge of PSA and PSA SUB, PSA and PSA SUB each has been, and is now, in material compliance with all applicable laws and regulations with respect to the Employee Benefit Plans listed in Schedule 3.10(a). With respect to any Employee Benefit
                        ----------------
Plans (whether or not terminated) maintained or contributed to by any entity under common control with PSA or PSA SUB, determined under Section 414(b), (c),
(m) or (o) of the Code, no event has occurred and no condition exists, which could, on or after the Closing, subject PSA, PSA SUB or Purchaser or any of its Affiliates, directly or indirectly (through an indemnification agreement or otherwise), to any liability, including, without limitation, any liability under sections 412, 4971 or 4980B of the Code or Title IV of ERISA. Furthermore, neither PSA, PSA SUB nor any of their Affiliates have taken or failed to take any action that has resulted or would reasonably be expected to result in the imposition of any lien on the Assets in connection with the Employee Benefit Plans.

     3.11 Compliance with Certain Laws. (a) PSA SUB's operation of the Business is currently complying in all material respects with and has at all times complied in all material respects with, and the Assets, their use, operation, and maintenance thereof, comply in all material respects with and have at all times complied in all material respects with all applicable statutes, laws, ordinances, decrees, orders, rules or regulations of any Governmental Entity, including, without limitation, any applicable tax, health, fraud, false claims, environmental or employment statute, law, ordinance, decree, order, rule or regulation and there are no pending claims which have been filed against PSA SUB alleging a violation of any such statute, law, ordinance, decree, order, rule or regulation. Except as set forth on Schedule
                                                                      --------
3.11(a), no notice has been received by PSA, PSA SUB or any of the PSA Group
-------
with respect to a violation or investigation of any possible violation of any such legal requirement in connection with the Business.

          (b) No property included in the Assets is, as a result of any actions, operations, or activities of PSA, PSA SUB or any member of the PSA Group or any officer, agent, employee, or contractor thereof, on any federal or state "Superfund" list or, to the Knowledge of PSA or PSA SUB, has ever been the site of any activity that would violate any Environmental Law, except where the failure to comply with Environmental Laws would not have a Material Adverse Effect. Neither PSA, PSA SUB nor any of the PSA Group has permitted or has Knowledge of the discharge of Hazardous Materials on or about any property used in the Business. No past or present activity of PSA or PSA SUB has caused or is likely to cause the violation of any Environmental Law with respect to the Business or the Assets except where the failure to comply with Environmental Laws would not have a Material Adverse Effect.

     3.12 Liabilities. Except as fully reflected or reserved against in the Unaudited Financial Statements, or disclosed in Schedule 3.12, PSA SUB had no
                                                -------------
debts or liabilities (including, without limitation, tax liabilities) at the date of such financial statements, absolute or contingent, other than debts or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as so reflected, reserved or disclosed, PSA SUB has no commitments or obligations, other than any commitments which, individually or in the aggregate, would not have a Material Adverse Effect.

     3.13 Labor Matters. PSA SUB has, and as to the Business Employees each member of the PSA Group has, no collective bargaining, union, or similar labor agreements, or other similar collective bargaining arrangements with any employees or group of employees, labor union, or employee representatives. Neither PSA nor PSA SUB has any Knowledge of any organizing effort currently being made or threatened by or on behalf of any labor union or other group with respect to the above-referenced employees. PSA SUB has not engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services principally for PSA SUB (the "Business Personnel"), and there is no unfair labor practice complaint or grievance against PSA SUB by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of PSA or PSA SUB, threatened against or affecting PSA SUB except those which, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on Schedule 3.13 hereof, there is no Contract with
                                -------------
any of the Business Employees that cannot be terminated at will and without liability to the employer. PSA SUB is in compliance with all federal and state laws respecting employment and employment practices, immigration, terms and conditions of employment, and wages and hours, except where noncompliance would not have a Material Adverse Effect. With respect to the employees of PSA SUB, to the Knowledge of PSA, no event has occurred and there exists no condition or set of circumstances in connection with which PSA SUB, could be subject to any liability under any federal or state handicap or disability discrimination law, any federal, state or local fair employment practices or nondiscrimination act, or any other applicable law which would have a Material Adverse Effect.

     3.14  Intellectual Property.

           (a) Generally.  Schedule 1.1(a)(vii) sets forth a complete and
                           --------------------
accurate list and description of (i) all material patents, trademarks, service marks, trademark and service mark registrations, trademark and service mark registration applications, label filings, copyrights, inventions, patents and patent applications owned by PSA SUB or used principally in the Business (other than the trademark to "PSA") (collectively, "Intellectual Property Rights") and all agreements with respect thereto, and the jurisdiction in or by which such Intellectual Property Rights have been registered, filed or issued; (ii) all material trade names owned by PSA SUB or used principally in the Business, and, in the case of each trade name owned by PSA SUB or used principally in the Business, the jurisdiction in which such trade name has been registered or filed; and (iii) all Contracts, pursuant to which PSA SUB has authorized any Person to use or any Person has the right to use, in any business or commercial activity, any of the Intellectual Property Rights. PSA SUB has not heretofore infringed upon, and it is not now infringing upon, any patent, service mark, trade name, trademark, copyright, trade secret, or other intellectual property belonging to any other Person other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect. Neither PSA nor PSA SUB has Knowledge of any Person infringing upon any of the Intellectual Property Rights. PSA SUB has made available to Purchaser true, correct and complete copies of each trademark and service mark registration or application therefor, patent or patent application or other item listed in Schedule 1.1(a)(vii) and
                                                     --------------------
each assignment or license with respect to any thereof.

          (b) Computer Software and Databases.  Schedule 3.14(b) identifies, and
                                                ----------------
describes the functions of, all material computer software and databases owned, licensed, leased, internally developed or otherwise used principally in connection with the Business. Schedule 3.14(b) identifies each Person to whom
                               ----------------
any member of the PSA Group since January 1, 1998 has sold, licensed, leased or otherwise transferred or granted any interest or rights to any of the computer software and databases used principally in connection with the Business and the date of each such sale, license, lease or other transfer or grant. PSA SUB has previously delivered to Purchaser complete and accurate copies of all documents relating to each such sale, license, lease or other transfer or grant.

          (c) Requirements.  Except as set forth in Schedule 3.14(c)(i), the
                                                    -------------------
Intellectual Property Rights identified in Schedule 1.1(a)(vii) and Schedule
                                           --------------------     --------
3.14(b) constitute all of the intellectual property rights utilized in or
-------
necessary for the conduct of the Business, as currently conducted. Except as set forth in Schedule 3.14(c)(ii) all of the registrations and applications of
             --------------------
the Intellectual Property Rights are, or prior to the Closing Date will be in PSA SUB's name, and PSA SUB owns and it or its agents have the right to use the same in the geographic areas in which they are currently being used in respect of services with which they are currently being used, and none of such items, or the use thereof, infringes on the rights of any Person.

          (d) Year 2000. The Information Technology (defined below) included within the Assets is Year 2000 Compliant. "Year 2000 Compliant" means that the Information Technology included within the Assets and designed to be used prior to, during and after the calendar Year 2000 A.D., and the Information Technology included within the Assets and used during each such time period will accurately receive, provide and process date/time data (including calculating, comparing and sequencing) from, into and between the 20/th/ and 21/st/ centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it and to the extent such Information Technology is not modified after the Effective Time. For purposes hereof, "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose) and other similar or related items of automated, computerized, or software systems that are used principally or relied on in the conduct of the Business and included in the Assets but excludes commercially available software.

          (e) "Genesis" Software. Notwithstanding any other provision of this Agreement, neither PSA nor PSA SUB makes any representation or warranty with respect to the "Genesis" software system utilized in the Business, except that the representation and warranty set forth in Section 3.14(d) shall apply to the "Genesis" software during the period in which PSA SUB is providing billing and collection services to the Purchaser under the Transition Services Agreement. Such "Genesis" software is sold to Purchaser "as is."

     3.15  Brokers.  Except as disclosed in Schedule 3.15, no broker, investment
                                            -------------
banker or other Person engaged by PSA or PSA SUB is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

     3.16  Property.

           (a) Except for the leasehold interests set forth in Schedule
                                                               --------
1.1(a)(v), PSA SUB does not own, and the Assets do not include, any interest in real property. Schedule 1.1(a)(v) sets forth a complete and accurate list and
                ------------------
description of all the real property leased by PSA SUB or leased by any other member of the PSA Group and used principally in the Business. All Real Property Leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding might be brought). Except as set forth in Schedule 3.16(a), there are no existing
                                  ----------------
defaults by PSA SUB or any other member of the PSA Group under any Real Property Lease and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by PSA SUB or any other member of the PSA Group other than defaults resulting from the failure to obtain any required consents to the assignment of any Real Property Leases pursuant to this Agreement.

Schedule 3.16(a) describes whether the consent of the landlord or sublandlord is
----------------
required for the assignment of the Real Property Leases to Purchaser.

          (b) Schedule 3.16(b) sets forth a complete and accurate description of
              ----------------
all personal property owned or leased by PSA SUB or owned or leased by any other member of the PSA Group and used principally in the Business, the net book value of which, as properly reflected in the books and records, on an individual item-by-item basis, exceeds $5,000. Except as disclosed in Schedule 3.16(b), PSA SUB
                                                       ----------------
(i) has or prior to Closing will have good and valid title to all the personal and mixed, tangible and intangible properties and assets which it purports to own, including all the personal properties and assets reflected, but not shown as leased or encumbered, in the Unaudited Financial Statements (except for inventory and assets sold or consumed in the Ordinary Course of Business or Accounts Receivable collected, in each case, since March 31, 1999); and (ii) except for Permitted Liens, owns or will own prior to Closing the Assets free and clear of all title defects or objections, liens, restrictions, claims, charges, security interests or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements. "Permitted Liens" shall mean (x) the security interests, easements or other encumbrances described in Schedule 3.16(b)(x); and (y) liens
                                             -------------------
for taxes not yet due and payable.

          (c) All properties and assets of PSA SUB included in the Assets are in the possession or control of PSA SUB. The offices, improvements, fixtures, furniture, and equipment and other personal property which constitute any of the Assets are in condition and repair sufficient for the operation of the Business as currently conducted by PSA SUB. The Assets and the Excluded Assets constitute all of the assets and properties of PSA, PSA SUB or any of the PSA Group of every kind and description utilized principally in connection with the Business.

          (d) Except for Permitted Liens and other matters set forth in the Real Property Leases, no real property leased by PSA SUB is subject to (i) any governmental decree or order (or to the Knowledge of PSA threatened or proposed order) that it be sold or taken by public authority; or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, not of record.

     3.17 Independent Contractors.  (a)  Schedule 3.17(a) contains a complete
                                         ----------------
and accurate list of the names of all independent contractors that performed medical testing services for or through PSA SUB during the six months ended June 30, 1999 (the "Independent Contractors"). Schedule 3.17(a) also includes a list
                                           ----------------
of payments made to the Independent Contractors by PSA SUB in each month during such period. Prior to Closing, PSA SUB shall provide Purchaser a complete and accurate list of the names of all Independent Contractors that performed medical testing services for or through PSA SUB during the six full calendar months ended immediately prior to Closing. Such list shall include payments made to such Independent Contractors by PSA SUB in each month during such period.
Except as set forth on Schedule 3.17(a) (which shall be updated prior to
                       ----------------
Closing), to the Knowledge of PSA and PSA SUB, the Independent Contractors are willing to provide testing services upon the request of PSA SUB in a manner consistent with prior practice and except to the extent their failure to provide testing services would not have a Material Adverse Effect.

          (b) Schedule 3.17(b) contains a complete and accurate list of the name
              ----------------
and location of all contract affiliates that performed medical testing services for or through PSA SUB during the six months ended June 30, 1999 (the "Contract Affiliates"). Schedule 3.17(b) also contains a list of the average monthly
               ----------------
billings of each Contract Affiliate over the six month period ended June 30, 1999. Except as set forth in Schedule 3.17(b), each of the Contract Affiliates
                              ----------------
currently performs medical testing services for or through PSA SUB. The preceding representation and warranty shall be deemed to be correct if the valid and accurate billing records for the most recent full calendar month indicate that the Contract Affiliates other than those listed on Schedule 3.17(b) have
                                                        ----------------
performed medical testing services for or through PSA SUB during the most recent full calendar month.

          (c)  Except as set forth in Schedule 3.17(c), no Contract Affiliate
                                      ----------------
has given notice of its intent to terminate its business relationship with PSA SUB and to the Knowledge of PSA or PSA SUB, no Contract Affiliate intends to terminate its business relationship with PSA SUB, as a result of this Agreement or otherwise.

     3.18 Indebtedness.  Schedule 3.18 sets forth a complete and accurate list
                         -------------
and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of PSA SUB, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by PSA SUB. PSA SUB has made available to Purchaser a true, correct, and complete copy of each of the items listed on Schedule 3.18.
                                                 -------------

     3.19 Employees.  Schedule 3.19 hereto contains a true, correct and complete
                      -------------
listing of all of the employees of PSA SUB (the "Business Employees"). Schedule
                                                                       --------
3.19 also includes each Business Employee's current position, date of hire or
----
contract by PSA or PSA SUB, and current salary including, in a separate column, the aggregate amount of any bonuses paid for the most recent fiscal year of PSA SUB. Schedule 3.19 also sets forth which of the Business Employees are enrolled
      -------------
in health insurance plans and designates whether such employees are employees of PSA, PSA SUB or both. Those Business Employees who are currently on disability or are receiving worker's compensation are identified on Schedule 3.19.
                                                         -------------

     3.20 Insurance Policies.  Schedule 3.20 sets forth a complete and accurate
                               -------------
list and description of all insurance policies in force naming PSA SUB, or any Business Employee in their capacity as such, as an insured or beneficiary or as a loss payable payee, or for which PSA SUB has paid or is obligated to pay all or part of the premiums. PSA SUB has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and PSA SUB is in compliance with all conditions contained therein. There have been no lapses (whether cured or not) in the coverage provided under the insurance policies, referenced herein and as set forth on
Schedule 3.20, during the term of such policies, as extended or renewed.  PSA
-------------
SUB has made available to Purchaser true, correct, and complete copies of each of the policies listed on Schedule 3.20
                          -------------

     3.21 Certain Contracts and Property Rights. The schedules identified in this Section below contain true, correct, and complete lists of the written Contracts and property rights of the types listed in subsections (a) through (h) below (and all amendments, supplements, and modifications thereto) to which PSA SUB is a party or to which PSA or any of the PSA Group is a party principally relating to the Business or by which any of the Assets is in any way bound and which are included in the Assets. Prior to the Closing, PSA shall make available to Purchaser the originals, or correct and complete copies of executed documents which conform to the originals if the originals thereof are not available, of all agreements, contracts, leases, instruments, arrangements, commitments and other Contracts, and all property rights referred to below and included within the definition of "Assets," but only to the extent PSA SUB is a party or a beneficiary or the applicable document relates principally to the
Business:

          (a) all Contracts for any of the PSA Group to provide any service, product or supply to clients or customers in connection with the Business which during the last fiscal year resulted in, or by their terms provide for, an annualized revenue of $25,000 or more (Schedule 3.21(a));
                                       ----------------

          (b) all Real Property Leases (Schedule 1.1(a)(v));
                                        ------------------

          (c) all equipment leases by their terms involving aggregate annualized payments of $25,000 or more and having a remaining term of six months or more (Schedule 3.21(c));
-----------------

          (d) all Contracts with any agent, licensee, franchisee or distributor of any of the PSA Group which cannot be terminated upon 30 days notice without cause and without penalty (Schedule 3.21(d));
                           ----------------

          (e) all Contracts with respect to the purchase or receipt of any services, products, inventories or supplies which during the last fiscal year involved, or by their terms involve (1) payments of $25,000 or more and have a remaining term of six months or more, or (2) payments to a referral source; or
(3) data processing programs, software or source codes included in the Assets other than commercially available, off-the-shelf software (Schedule 3.21(e));
                                                           ----------------

          (f) all Contracts relating to promotional activities (Schedule
                                                                --------
3.21(f));
--------

          (g) all partnership, joint venture; joint operating or similar Contracts and any Contracts or commitments providing for payments based in any manner on the revenues or profits of the Business or the Assets (Schedule
                                                                 --------
3.21(g)); and
-------

          (h) all other agreements or arrangements (other than those of the type described above) that (1) during the last fiscal year involved, or by their terms involve, payments or receipts of $25,000 or more and have a remaining term of six months or more, or (2) contain any prohibition or restriction of competition or solicitation of clients, or (3) otherwise materially affect the condition (financial or other), assets, business or prospects of the Business (Schedule 3.21(h)).
------------------

All of the Contracts and property rights referred to in this Section above or in any of the Schedules pursuant to this Agreement, are, as to each member of the PSA Group valid, binding and in full force and effect and enforceable in accordance with their respective terms (except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership or similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceeding may be brought) and conditions, there is no existing default thereunder or breach thereof or condition which, with notice, the lapse of time, or both, might constitute such a default by any member of the PSA Group or, to the Knowledge of any member of the PSA Group, any other party thereto. There has been no termination or threatened termination or notice of default under any Contract or property right included in the Assets and described in this Section 3.21.

     3.2  Conflicts of Interests.  Except as set forth on Schedule 3.22, neither
                                                          -------------
PSA, PSA SUB, nor any member of the PSA Group owns, directly or indirectly, an interest in any Person (other than as a stockholder of 1% or less of a publicly traded company's securities), that is a competitor, customer, supplier, or landlord with respect to the Business or the Assets or that otherwise has business dealings with any member of the PSA Group with respect to the Business or the Assets.

     3.2  Location of Assets.  Schedule 3.23 sets forth a complete and accurate
                               -------------
list of all states and jurisdictions in which the Assets are located or where the Business is conducted.

     3.2 Solvency. The transactions contemplated by this Agreement will not render PSA or PSA SUB insolvent or unable to pay their debts when due.

     3.2 Accounts Receivable. The Accounts Receivable outstanding at the Effective Time will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business of PSA SUB and are not subject to valid defenses.

     3.2 Non-Compete. The Employment Agreement dated August 30, 1999, between PSA and Mr. David Nabors (the "Employment Agreement") is valid, binding and in full force and effect.


                                  ARTTICLE IV

                          COVENANTS OF PSA AND PSA SUB

     4.1 Operations of Business of PSA SUB. Except as expressly permitted by clauses (a) through (r) of this Section 4.1 or as disclosed in Schedule 4.1, PSA
                                                               ------------
and PSA SUB agree that during the period from the date of this Agreement through the Effective Time, PSA SUB shall, in all material respects, carry on, separately and independently from Purchaser, the Business in the Ordinary Course of Business and, to the extent consistent therewith, shall use its reasonable best efforts to preserve intact its current business organizations, keep available the services of the Business Employees and preserve its relationships with and goodwill of its clients, suppliers, contractors, Governmental Entities, and others having business dealings with PSA SUB. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as disclosed in Schedule 4.1, PSA shall cause PSA SUB to, and
                                  ------------
PSA SUB shall, unless Purchaser gives prior written consent to the contrary, which consent may not be unreasonably withheld or delayed:

          (a) maintain all PSA SUB Permits that are required to carry on the Business in the Ordinary Course of Business;

          (b) not make or commit to make any capital expenditures, capital additions or capital improvements exceeding $25,000;

          (c) maintain all books and records of the Business in the Ordinary Course of Business;

          (d) maintain all insurance policies and surety bonds, letters of credit, guaranties and similar instruments and commitments now in place for the benefit of PSA SUB;

          (e) not (i) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (ii) purchase, redeem or otherwise acquire any shares of capital stock of PSA SUB or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (f) not issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of the capital stock of PSA SUB, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities;

          (g) not amend the certificate of incorporation or bylaws of PSA SUB;

          (h) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or otherwise acquire or agree to acquire any assets, except for transactions in the Ordinary Course of Business;

          (i) not sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any Assets, other than in the Ordinary Course of Business;

          (j) not incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person;

          (k) not alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of PSA SUB;

          (l) not increase the salary, wages, bonus, commissions, fees or other compensation payable or to become payable to any director, officer, employee, contractor, agent or representative of PSA SUB or any Business Employee, except for increases in the Ordinary Course of Business; provided that PSA SUB shall not be prohibited from granting any retention pay to, or entering into any employment or retention bonus agreement with, any director, officer, employee, contractor, agent or representative of PSA SUB or any other Business Employee which provide for payments to be made solely by PSA or PSA SUB;

          (m) not knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

          (n) not do any act or omit to do any act, which will cause a breach of any Business Contract or Real Property Lease or any warranty made under any Business Contract or Real Property Lease;

          (o) not take any action, other than reasonable and usual actions in the Ordinary Course of Business, with respect to accounting policies or procedures (other than actions required to be taken by Generally Accepted Accounting Principles ("GAAP");

          (p) not extend any Real Property Leases beyond a one year period or enter into any new Real Property Leases for longer than a two year period;

          (q) not change or modify in any material respects any existing credit, collection or payment policies, procedures and practices with respect to accounts receivable relating to the Business; or

          (r) not authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract to do any of the foregoing.

     4.2 Access to Information. For the sole purpose of this Agreement and the transactions contemplated hereby, and subject to currently existing contractual and legal restrictions applicable to PSA or any of its Subsidiaries, during the period from the date hereof through the Effective Time, PSA and PSA SUB shall afford to the accountants, counsel, financial advisors and other representatives of Purchaser reasonable access during normal business hours to PSA and PSA SUB's officers, employees, agents, assets, and properties, and shall permit them to make such inspections as they may reasonably require of, all of PSA SUB's personnel records, property records, Contracts, books and records, and other documents and data of or relating to the Business (including, without limitation, a review of those items referred to in the Schedules to this Agreement) and, during such period, PSA and PSA SUB shall furnish promptly to Purchaser (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning the PSA SUB's payors, Independent Contractors, Contract Affiliates, intermediaries and Business, Assets and Business Employees as Purchaser may reasonably request, including, without limitation, updated monthly information of the type described in Section 3.17.

     4.3  No Solicitation.

          (a) PSA agrees that, for a period commencing on the date hereof and ending at 5:00 p.m. Atlanta, Georgia time on the date of termination of this Agreement in accordance with Article IX hereof, it shall not, and shall not cause, authorize or permit its Subsidiaries, directly or indirectly, or any of its officers, directors, agents, attorneys, accountants, advisors, Affiliates and other representatives, or those of any of its Subsidiaries to, solicit, participate in, initiate, discuss or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions or negotiations with, any Person relating to, any "Acquisition Proposal" (as such term is defined below); provided, however, that PSA may engage in discussions or negotiations with, or
--------  -------
furnish information concerning PSA's or PSA SUB's business, properties or assets to, any third party which makes an Acquisition Proposal if the Board of Directors of PSA concludes in good faith on the basis of the advice of its outside legal counsel (who may be its regularly engaged outside legal counsel) that the failure to take such action would violate the fiduciary obligations of such Board under applicable law. PSA shall promptly (within five Business Days) advise Purchaser in writing following the receipt by PSA or PSA SUB of any Acquisition Proposal and the material terms thereof (including the identity of the Person making such Acquisition Proposal), and advise Purchaser of any developments with respect to such Acquisition Proposal as soon as reasonably practicable upon the occurrence thereof.

          (b) "Acquisition Proposal" means any tender offer or exchange offer, proposal for a merger, consolidation or other business combination involving PSA SUB or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the Assets or Business other than the transactions contemplated under this Agreement.

          (c) In the event that during the period commencing on the date hereof and ending at the earlier of (i) 5:00 p.m. Atlanta, Georgia time on the date of termination of this Agreement in accordance with Article IX hereof, or (ii) the Closing Date (the "Exclusivity Period"), PSA or PSA SUB enters into any letter of intent, definitive agreement or any other Contract regarding any Acquisition Proposal ("PSA SUB

Acquisition Agreement") with any third party (other than Purchaser or any Subsidiary of Purchaser) PSA covenants and agrees to pay immediately to Purchaser upon entry into such agreement the principal sum of Two Million Dollars ($2,000,000) as liquidated damages to compensate Purchaser for its direct and indirect costs and expenses in connection with the transactions contemplated by this Agreement, including Purchaser's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement and Purchaser's loss as a result of the transactions contemplated by this Agreement not being consummated. Purchaser acknowledges that such payment shall be the sole and exclusive remedy of Purchaser under this Agreement or otherwise in the event that such a PSA SUB Acquisition Agreement is entered into in accordance with this Section 4.3.

     4.4 Notification of Certain Matters. PSA shall give prompt written notice to Purchaser of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (A) any representation or warranty by PSA or PSA SUB contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement of PSA or PSA SUB contained in this Agreement not to be complied with or satisfied in any material respect, (ii) any failure of PSA or PSA SUB to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect.

     4.5 Obligations to Maintain Insurance. For three (3) years after the Effective Time, PSA shall maintain or cause PSA SUB to maintain, at the sole expense of PSA or PSA SUB, as the case may be, professional errors and omissions insurance or tail insurance, with such coverage of at least $1,000,000 per occurrence, for acts and omissions of PSA or PSA SUB relating to the operation of the Business prior to the Effective Time.

     4.6 Pre-Closing Financial Statements. Within five (5) Business Days of availability, and in no event later than five (5) Business Days prior to the Closing, PSA shall deliver to Purchaser (a) audited financial statements of the Business, including balance sheets and statements of operations, as at and for the close of the last three fiscal years ending prior to the Closing Date, together with a report thereon by PSA's or PSA SUB's independent public accountants (the "Audited Financial Statements"), (b) unaudited financial
                  ----------------------------
statements for the Business (i) if the Closing Date is after the end of the first quarter of the fiscal year, for the first quarter of the current fiscal year and of the fiscal year ended immediately prior to Closing and (ii) if the Closing Date is after the end of the second quarter of the fiscal year, for the first two quarters of the current fiscal year and of the fiscal year ended immediately prior to Closing and (iii) if the Closing Date is after the end of the third quarter of the fiscal year, for the first three quarters of the current fiscal year and of the fiscal year ended immediately prior to Closing. In addition, PSA shall deliver to Purchaser unaudited financial statements for the last full calendar month preceding the month in which the Closing Date occurs and for the period commencing September 30, 1998 and ending on the last Business Day of such calendar month, provided that such month ends at least twenty (20) days prior to the Closing Date (collectively, with the financial statements identified in clause (b) in the previous sentence, the "Pre-Closing
                                                                   -----------
Unaudited Financial Statements").  The Audited Financial Statements shall be
------------------------------
paid for in accordance with Section 6.7. The Audited Financial Statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP consistently applied throughout the periods indicated. The Pre-Closing Unaudited Financial Statements shall be prepared on a basis consistent with the Audited Financial Statements, except that the Pre-Closing Unaudited Financial Statements need not contain notes and may be subject to normal audit adjustments. The Audited Financial Statements and the Pre-Closing Unaudited Financial

Statements shall not include any assets not intended to constitute a part of the Business or the Assets after giving effect to the transactions contemplated hereby, and shall present fairly in all material respects the financial condition of the Business as at their respective date. The Audited Financial Statements shall include audited financial statements, including footnotes, with respect to the Physical Measurement Information division of ChoicePoint, Inc. for the twelve months ended December 31, 1997, and the three months ended December 31, 1996, together with a report thereon by independent public accountants (the "PMI 1997 Financial Statements"); provided, however, that the PMI 1997 Financial Statements shall not be required to the extent that Purchaser obtains a waiver of the requirements to submit the PMI 1997 Financial Statements from the Securities and Exchange Commission or its Staff.

     4.7 Tax Returns. PSA SUB shall prepare and file all federal, state, local and foreign tax returns and amendments required to be prepared and filed by PSA SUB after the date hereof.

     4.8 Discharge of Business Obligations. From and after the Closing Date, PSA and PSA SUB shall pay and discharge, in the Ordinary Course of Business, all obligations and liabilities incurred prior to the Closing Date in respect of the Business, its operations or the assets and properties used therein (except for those expressly assumed by Purchaser hereunder), including without limitation any liabilities or obligations to employees, trade creditors and clients of the Business.

     4.9  Employee Benefit Plan Obligations.   Except as may result from
Purchaser's breach of Section 5.6 (WARN Act), Purchaser shall not be subject to any liability resulting from the termination by PSA or PSA SUB of (i) any employee of PSA or PSA SUB or (ii) any Employee Benefit Plan with respect to any PSA or PSA SUB employees, whether or not legally binding, and Purchaser shall not be responsible for any liability whatsoever under any of PSA or PSA SUB's Employee Benefit Plans, including, without limitation, any obligation under ERISA Sections 601 et seq. and Code Section 4980B to provide health continuation coverage (which continuation coverage shall be provided by PSA or PSA SUB) or retiree health coverage. Without limiting the foregoing, to the extent required by law and subject to the Employees election and payment of premiums, PSA and PSA SUB shall provide health continuation coverage to all of the Employees who are employed on a part-time basis as of the Closing Date.

     4.1 Business Relationships. (a) During the Exclusivity Period, each of PSA and PSA SUB shall use its reasonable best efforts to encourage the Employees (as defined below), Independent Contractors and Contract Affiliates to retain its or their business or employment relationship with PSA SUB through the Effective Time and to enter into a business or employment relationship with Purchaser as of the Effective Time. During the Exclusivity Period, PSA and PSA SUB shall provide notice to Purchaser if any employee, Independent Contractor or Contract Affiliate terminates (or gives PSA or PSA SUB written notice of their intent to terminate) its business relationship with PSA SUB prior to Closing.

     (b) Upon receipt of the Purchase Price, PSA SUB shall place $375,000 into an escrow account which shall be distributed in accordance with Schedule
                                                                --------
4.10(b).
-------

     4.1 Employment Agreement. PSA shall not waive its rights under, modify, or otherwise act to adversely affect its rights under Section 7(b) of the Employment Agreement. In addition, PSA shall use its reasonable best efforts to enforce its rights under Section 7(b) of the Employment Agreement.

                                   ARTICLE V

                             COVENANTS OF PURCHASER

     5.1  No Purchase of Securities; Other Actions.

          (a) Except as provided in this Agreement or with the express written consent of PSA (which may not be unreasonably withheld), during the Exclusivity Period, neither Purchaser nor any of its Subsidiaries will, in any manner, directly or indirectly, (A) acquire, or offer to acquire, any equity securities of PSA (including options to acquire securities), (B) acquire, or offer to acquire, any assets of PSA or any of its Subsidiaries, (C) acquire, offer to acquire, agree to acquire, hire, solicit to hire or contract with any PSA SUB employee, franchisee, Independent Contractor or Contract Affiliate of PSA SUB as of the date hereof, or (D) otherwise act, alone or in concert with others, to seek to control or influence the management, the Board of Directors or the policies of PSA or PSA SUB.

          (b) In the event of the termination of this Agreement, neither Purchaser nor any of its Subsidiaries, Affiliates, agents or representatives (collectively, the "HH Entities" and individually an "HH Entity") will, in any manner, directly or indirectly, for a period of twelve (12) months from the date of termination of this Agreement, solicit to hire or contract with any PSA or PSA SUB employee as of the date hereof; provided, however, that neither Purchaser nor any HH Entity shall be prohibited from employing employees of PSA or PSA SUB if (i) such employee initiates the contact with the Purchaser or HH Entity without any solicitation on the part of Purchaser or any HH Entity or
(ii) such employee responds to a general advertisement published in a newspaper, magazine or similar publication and paid for by HH.

          (c) In the event of termination of this Agreement, Purchaser agrees that for a period of 12 months following the termination of this Agreement, neither Purchaser nor any HH Entity shall solicit, directly or indirectly, the business of, hire or otherwise engage, any Independent Contractor or Contract Affiliate; provided, however, that neither Purchaser nor any HH Entity shall be prohibited from entering into any relationship (i) with an Independent Contractor or Contract Affiliate that initiates contact with Purchaser or any HH Entity without any solicitation on the part of Purchaser or any HH Entity or
(ii) with an Independent Contractor or Contract Affiliate with whom Purchaser has had material discussions regarding a business affiliation during the six months prior to the date hereof. In the event of a dispute regarding this paragraph (c), Purchaser agrees to provide PSA and PSA SUB with correspondence or other documentation supporting its contention that material discussions had occurred within such six month period.

     5.2 Notification of Certain Matters. Purchaser shall give prompt written notice to PSA of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (A) any representation or warranty by Purchaser contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement of Purchaser contained in this Agreement not to be complied with or satisfied in any material respect, or (ii) any failure of Purchaser to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.3 Employee Matters. At the Closing Date, Purchaser shall hire all Business Employees other than those set forth on Schedule 5.3 hereto (the
                                                 ------------
Business Employees to be hired by Purchaser are referred to as the "Employees"). Purchaser shall retain the Employees for a period of not less than 91 days following the Closing Date. If (i) the Purchaser terminates the employment of any Employee without "cause" during the 91 day period following the Closing Date, or (ii) the Purchaser relocates any Employee to an office more than 100 miles from such Employee's office at the Closing Date during the 91 day period following the Closing Date without the Employee's consent and the Employee terminates employment as a result of such involuntary relocation, then Purchaser shall provide such Employee with continued salary and employee benefits at the rate and/or level provided to such Employee immediately prior to the date of such termination or relocation for the remainder of the 91 day period following the Closing Date. For the purposes of this Section 5.3, "cause" shall mean (i) the conviction of a felony, (ii) the willful failure to perform reasonable job-related requests, (iii) an act or omission of gross misconduct injurious to Purchaser, or (iv) a material violation of Purchaser's rules, policies or procedures. All Employees who work in positions comparable to employees of Purchaser who are covered by Purchaser's employee benefit plans (such Employees collectively, the "Covered Employees") shall be entitled, to the extent permitted by applicable law and the terms of Purchaser's employee benefit plans, to participate in all employee benefit plans of Purchaser to the same extent as Purchaser's employees currently employed in comparable positions. To the extent permitted by applicable law, the period of service with PSA and/or PSA SUB for all Covered Employees shall be recognized for vesting and eligibility purposes under Purchaser's employee benefit plans. All Covered Employees, effective as of 12:00 a.m. midnight on the Closing Date, shall be covered under the medical and dental benefit plans of Purchaser as new employees of Purchaser with a waiver of any waiting period and of any pre-existing condition limitations. In addition, if the Closing Date falls within an annual period of coverage under any group health plan or group dental plan of Purchaser, each Covered Employee shall be given credit for covered expenses paid by that Employee under the comparable employee benefit plans of PSA or PSA SUB during the applicable coverage period through the Closing Date towards the satisfaction of any deductible limitation and out-of-pocket maximum that may apply under the group health plan or group dental plan of Purchaser and its Subsidiaries.

     5.4 Retention and Severance Payments. (a) Purchaser shall pay retention bonuses to the Employees listed on Schedule 5.4(a) (which Schedule shall be
                                   ---------------
provided to PSA by Purchaser prior to the Closing Date) in accordance with the terms and in the amounts listed thereon.

          (b) Purchaser shall also pay severance payments to the employees listed on Schedule 5.4(b) (which Schedule shall be provided to PSA by Purchaser
          ---------------
prior to the Closing Date) in accordance with the terms and in the amounts thereon.

     5.5 Employee Benefits. The Purchaser shall not adopt, assume or otherwise become responsible for, either primarily or as a successor employer, any assets or liabilities of any Employee Benefit Plan of PSA or any of its Affiliates.

     5.6 WARN Act. Because the Purchaser intends to continue the employment of a legally sufficient number of employees working at the business after the Closing for at least ninety-one (91) days, the parties hereto do not expect that the Worker Adjustment and Retraining Notification Act 29 USC Sections 2101-2109 (the "WARN Act") shall be applicable to the sale of the Assets hereunder. The

Purchaser covenants to comply with the WARN Act with respect to the Employees whom Purchaser terminates after the Closing Date.

     5.7  Business Relationships.   During the Exclusivity Period, Purchaser
shall use its reasonable best efforts to encourage the Employees (as defined below), Independent Contractors and Contract Affiliates to retain its or their business or employment relationship with PSA SUB through the Effective Time and to enter into a business or employment relationship with Purchaser as of the Effective Time.

     5.8 Vacation Pay and Sick Pay. Purchaser shall assume the sick pay and vacation pay obligations to the Employees as specifically identified in Schedule
                                                                        --------
5.8, plus the sick pay and vacation pay obligations accrued by such Employees
---
between August 14, 1999 and the Effective Time in accordance with PSA SUB's method of accrual of sick pay and vacation pay as described in Schedule 5.8.
                                                               ------------

     5.9  Preservation of Records.   For a period of two (2) years from the
Effective Time, Purchaser will preserve and safekeep any records, files and documents transferred to Purchaser related to the Assets or the Business as required by reasonable business practices for the joint benefit of PSA and Purchaser. Purchaser will permit PSA and its representatives, for reasonable cause, at reasonable times and upon reasonable notice and at PSA's expense, to examine, inspect, copy and reproduce files, documents or records relating to the Business for dates of service on or prior to the Effective Time as PSA may reasonably request. At the end of the two year period, upon PSA's request, Purchaser shall return such records, files and documents to PSA. PSA shall pay for any reasonable direct costs incurred by Purchaser in returning records, files and documents to PSA pursuant to the preceding sentence.


                                  ARTICLE VI

                    COVENANTS OF PURCHASER, PSA AND PSA SUB

     6.1 Approvals of Third Parties. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents, approvals, authorizations and exemptions from all Governmental Entities and the making of all necessary registrations, filings (including filings with Governmental Entities) and document productions and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

          (b) In addition to the other requirements of this Section 6.1, PSA and Purchaser shall each promptly prepare and file a notification with the United States Department of Justice (the "Justice Department") and the Federal Trade Commission (the "FTC") as required by the HSR Act and shall promptly respond to any request by the Justice Department or the FTC for any additional or supplemental information. PSA and Purchaser shall cooperate with each other in connection with the preparation of such notification and any such additional or supplemental information, including sharing information between the parties' attorneys that may be needed to complete or respond to such notification and any such request for additional or supplemental information, and providing a copy of each party's HSR Act notification and attachments to the other party prior to filing. In the event that the Justice Department or the FTC (or any other Governmental Entity) seeks an Order (including without limitation any stay or temporary or permanent restraining order) with respect to, or challenging the legality of or seeking to enjoin or delay the consummation of any of, the transactions contemplated by this Agreement under any applicable antitrust laws, each party agrees to use its reasonable best efforts (provided, however, that Purchaser shall have primary responsibility) to challenge such action (including any litigation) and to appeal any and all Orders enjoining such transactions, including without limitation retaining such economists and other experts as counsel to Purchaser and PSA mutually and reasonably deem necessary in connection with such challenges or appeals. Each of Purchaser, PSA and PSA SUB shall pay its own costs associated with the HSR Act obligations, including legal and accounting fees related to compliance with any and all requests for additional or supplemental information or other presentations made to the Justice Department or the FTC, and any litigation by any Governmental Entity pursuant to antitrust laws; provided, however that Purchaser shall pay seventy-five percent (75%) of, and PSA shall pay twenty-five percent (25%) of all costs and expenses incurred by Purchaser, PSA or PSA SUB which both Purchaser and PSA have mutually and reasonably approved in advance for: (i) economists, consultants and other experts (other than attorneys and accountants engaged for the purpose of providing legal and accounting services) for the purposes of providing advice, testimony and information, engaging in studies, providing consultation, and preparing and providing reports which each party deems reasonably necessary and desirable with respect to the obligations of the parties under this Section 6.1(b), and (ii) any and all litigation expenses and costs (other than attorney fees and accountants fees) reasonably incurred with respect to the obligations of the parties under this Section 6.1(b). Each party shall cooperate with the other parties in connection with such challenges and appeals. Each party shall keep confidential all information about the others obtained in connection with the preparation of HSR Act notification or any subsequent presentations or productions to any Governmental Entity or in preparation of any litigation with any Governmental Entity. Purchaser and PSA shall pay its own filing fees required under the regulations promulgated pursuant to the HSR Act.

          (c) PSA and PSA SUB will use their reasonable best efforts to cause or obtain the satisfaction of the conditions specified in Sections 7.1 and 7.3. Purchaser will use its reasonable best efforts to cause or obtain the satisfaction of the conditions specified in Sections 7.1 and 7.2.

     6.2 Confidentiality. In connection with this Agreement, the parties may have access to information which is nonpublic, confidential or proprietary in nature. All of such information, in whole or in part, together with any analyses, compilations, studies or other documents prepared by any party, which contain or otherwise reflect any such information is hereinafter referred to as the "Information." Each party hereby agrees that the Information will be kept confidential and shall not, without the prior mutual written consent of the parties, be disclosed, in any manner whatsoever, in whole or in part, and shall not be used by any party following the termination of this Agreement or the consummation of the transactions contemplated hereby except that upon consummation of the transactions contemplated hereby, the Purchaser may use any such Information pertaining to the Business in any manner that it deems appropriate. Each party agrees to transmit the Information only to its respective employees and representatives (including any sources of financing) who need to know the Information and who shall agree to be bound by the terms and conditions of this Agreement. In any event, each party shall be responsible for any breach of this Agreement by its respective employees or representatives (including any sources of financing). If the transactions contemplated hereunder are not consummated, the parties shall return the Information to the other promptly upon request and no party shall retain any copies thereof. In the event any party becomes legally compelled to disclose any of the Information, such party will provide to the other parties prompt written notice so that each other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or compliance with the provisions of this Agreement is waived, a party will furnish only that portion of the Information which is legally required, and to the extent requested by the other party, will exercise its reasonable best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information. The term "Information" does not include information which (i) was known to any party about another party prior to its disclosure, provided that such information was lawfully obtained or developed, (ii) becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement, or (iii) becomes available from a source other than a party to this Agreement, if the source is not bound by a confidentiality agreement and such source lawfully obtained such information. This Section 6.2 is intended to survive the termination of this Agreement for a period of two years; provided, however, that with respect to all confidential Information which would constitute a trade secret under applicable law, this Section is intended to survive in perpetuity.

     6.3 Public Announcements. Neither Purchaser, PSA nor PSA SUB will issue any press release with respect to this Agreement or the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions other than upon mutual agreement and in cooperation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or interdealer quotation system on which Purchaser's or PSA's securities are listed. Purchaser and PSA also agree to reasonably cooperate regarding any written communications which relate to the transactions contemplated by this Agreement made to their employees during the period from the date hereof until the Closing Date.

     6.4 Fees and Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

     6.5 Transfer Taxes. Purchaser and PSA shall be equally responsible and liable for the payment of all filing and recording fees and taxes related to the transactions contemplated by this Agreement; including but not limited to, document recording fees, real property transfer taxes, and excise taxes, arising out of or in connection with the consummation of the transactions contemplated hereby; except that Purchaser shall not be responsible for, or have any liability with respect to, income or similar taxes imposed upon PSA or PSA SUB arising out of the transactions contemplated by this Agreement, if any. Except as otherwise set forth herein, Purchaser shall not be responsible for any tax liabilities of PSA or PSA SUB arising from the Business on or before the Closing Date, and neither PSA nor PSA SUB shall be responsible for any tax liabilities of Purchaser arising from the business or operations of the Business after the Closing Date. Utility payments, telephone charges, real property taxes, personal property taxes, rent, salaries, commissions, deposit insurance premiums, other ordinary operating expenses of the Business and other expenses and taxes related to the liabilities assumed or Assets purchased hereunder shall be prorated between the parties as of the Closing Date. To the extent any such item has been prepaid by PSA SUB for a period extending beyond the Closing Date, Purchaser shall pay to PSA SUB such amounts as are necessary to effect a proportionate monetary adjustment in favor of PSA SUB. To the extent any such item is paid by Purchaser for a period prior to the Closing Date, PSA shall pay to Purchaser such amounts as are necessary to effect a proportionate monetary adjustment in favor of Purchaser.

     6.6 Transition Services Agreement. On or before the Closing Date, Purchaser, PSA and PSA SUB shall enter into a Transition Services Agreement substantially in the form of Exhibit 6.6 hereto.
                             -----------

     6.7 Audited Financial Statements Costs. PSA shall pay all costs and expenses payable to Ernst & Young in connection with the preparation of the Audited Financial Statements and the Pre-Closing Unaudited Financial Statements; provided, however, that (a) on the Closing Date, or (b) on the date this Agreement is terminated for any reason other than: (i) a willful breach by PSA or PSA SUB of its representations and warranties hereunder; (ii) the willful failure of PSA or PSA SUB to comply with its covenants and obligations hereunder; or (iii) pursuant to Section 9.1(f), Purchaser shall pay to PSA an amount equal to fifty percent (50%) of the costs and expenses payable to Ernst & Young for their services performed in connection with the preparation of the Audited Financial Statements and the Pre-Closing Unaudited Financial Statements.

     6.8 ChoicePoint Life 2000. Prior to or on the Closing Date, PSA and/or PSA SUB, on one hand, and HH, on the other hand, will enter into an agreement whereby HH will agree to utilize the ChoicePoint Inc./ChoicePoint Services Inc. Life 2000 system with customers of the Business currently using such service for a period of 12 months following the Closing Date at the rate specified in
Schedule 6.8 with a minimum fee payable to ChoicePoint Inc. and/or ChoicePoint
------------
Services Inc. of $20,000 per month. Such agreement shall be assigned by PSA and/or PSA SUB to ChoicePoint Inc. and ChoicePoint Services Inc. as of the Effective Time (HH shall be deemed to have consented to such assignment by its execution of this Agreement).

                                  ARTICLE VII

                  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

     7.1 Conditions to Each Party's Obligations. Except as expressly set forth elsewhere herein, the respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a)  HSR Act and Other Approvals.

               (i) The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

               (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the transactions contemplated hereby illegal, shall have been obtained, shall have been made or shall have occurred.

          (b) No Order. No court or other Governmental Entity having jurisdiction over PSA, PSA SUB or Purchaser, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated by this Agreement illegal.

     7.2 Conditions to Obligation of PSA and PSA SUB. The obligation of PSA and PSA SUB to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. Purchaser shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date) and, provided, however, that for purposes of determining whether this condition has been satisfied, (i) if any such representation or warranty is already qualified by materiality, such representation or warranty as so qualified shall be true and correct in all respects and (ii) no effect shall be given to any supplements to the Schedules that were delivered by Purchaser to PSA or PSA SUB prior to the Closing Date. PSA shall have received a certificate to the foregoing effect from both the President or any Vice President and the Chief Financial Officer of the Purchaser.

          (b) Litigation. There shall not be any litigation or other proceeding or threat of litigation or other proceeding in any forum against any party hereto (i) challenging the validity or legality of this Agreement or (ii) seeking damages in respect of or seeking to restrain or invalidate the transactions contemplated by this Agreement which, in the judgment of PSA, based upon advice of counsel, would have a material adverse effect on PSA or the consummation of the transactions contemplated by this Agreement.

          (c) Opinion of Counsel to Purchaser. PSA shall have received from counsel to Purchaser an opinion, dated the Closing Date, in form and substance customary to transactions of the type contemplated hereby and reasonably satisfactory to PSA.

     7.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. PSA and PSA SUB shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, each of the representations and warranties of PSA and PSA SUB contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date) and, provided, however, that for purposes of determining whether this condition has been satisfied, (i) if any such representation or warranty is already qualified by materiality, such representation or warranty as so qualified shall be true and correct in all respects and (ii) no effect shall be given to any supplements to the Schedules that were delivered by PSA or PSA SUB to Purchaser prior to the Closing Date. Purchaser shall have received a certificate to the foregoing effect from both the President or any Vice President and the Chief Financial Officer of PSA and PSA SUB.

     Notwithstanding the foregoing, PSA and PSA SUB shall not be deemed to have failed to comply with this Section 7.3(a) with respect to the representations and warranties if any breach by PSA or PSA SUB of the representations and warranties in this Agreement, individually or in the aggregate, has not had a Material Adverse Effect. For purposes of this Section, a Material Adverse Effect shall not be deemed to have occurred to the extent that an adverse change results from changes occurring after the date hereof in the general economic conditions in any of the markets served by PSA SUB or from matters affecting the industry as a whole. In addition, for purposes of this Section, PSA and PSA SUB shall not be deemed to have breached any of the representations and warranties in Sections 3.6, 3.13 or 3.17(b) herein as a result of any adverse changes to the extent that such changes resulted from the loss of any of the Contract Affiliates so long as the supplements to Schedule 3.17(b) indicate that
                                         ----------------
Contract Affiliates representing 60% or more of the total revenues listed on
Schedule 3.17(b) have retained their business relationships with PSA SUB as of
----------------
5:00 p.m., Atlanta, Georgia time, on the Closing Date. The representations and warranties contained in Section 3.6, 3.13 and 3.17 herein shall be deemed not to be true and correct in all material respects and a Material Adverse Effect shall be deemed to have occurred if Contract Affiliates representing less than 60% of the total revenues listed on Schedule 3.17(b) have retained their business
                             ----------------
relationships with PSA SUB as of 5:00 p.m., Atlanta, Georgia time, on the Closing Date. For purposes of the preceding two sentences, Contract Affiliates shall be deemed to have retained their business relationship with PSA SUB as of 5:00 p.m., Atlanta, Georgia time, on the Closing Date if revenues from such Persons are recorded on the valid and accurate billing records of PSA SUB as of the end of the last full calendar month preceding the Closing Date, and to the Knowledge of PSA or PSA SUB, such Persons have not terminated their business relationships with PSA SUB on or before the Closing Date.

          In addition, for purposes of this Section, PSA and PSA SUB shall not be deemed to have breached any of the representations and warranties in Sections 3.6, 3.13 or 3.17(a) herein to the extent such adverse changes result from the loss of any of the Independent Contractors so long as (i) the average monthly revenue from the Independent Contractors for the three full calendar month period ended prior to the Closing Date (in other words, the total revenues for the three months divided by three) is 60% or more of the average monthly revenue from the Independent Contractors for the six calendar month period from January to June 1999 (in other words, the total revenues for the six months divided by six) and (ii) the revenue from the Independent contractors for the last full calendar month prior to Closing is 50% or more of the average monthly revenue from the Independent Contractors for the six calendar month period from January to June, 1999. The representations and warranties contained in Sections 3.6,
3.13 and 3.17(a) shall be deemed not to be true and correct in all material respects and a Material Adverse Effect shall be deemed to have occurred if (i) the average monthly revenue from the Independent Contractors for the three full calendar months period ended prior to the Closing Date is less than 60% of the average monthly revenues from the Independent Contractors for the six calendar month period from January to June, 1999 or (ii) the revenue from the Independent Contractors for the full calendar month prior to Closing is less than 50% of the average monthly revenue from the Independent Contractors for the six calendar month period from January to June, 1999.

          (b) Litigation. There shall not be any litigation or other proceeding or threat of litigation or other proceeding in any forum against any party hereto (i) challenging the validity or legality of this Agreement or (ii) seeking damages in respect of or seeking to restrain or invalidate the transactions contemplated by this Agreement which, in the judgment of Purchaser, based upon advice of counsel, would have a material adverse effect on Purchaser or the consummation of the transactions contemplated by this Agreement.

          (c) Opinion of Counsel to PSA and PSA SUB. Purchaser shall have received from counsel to PSA and PSA SUB an opinion, dated the Closing Date, in form and substance customary to transactions of the type contemplated hereby and reasonably satisfactory to Purchaser.

          (d) Transfer Documents. Purchaser shall have received from PSA or PSA SUB all of the documents reasonably requested pursuant to Section 1.4.

          (e) Third Party Consents. PSA and PSA SUB shall have obtained all consents and approvals required to transfer the Assets to Purchaser, including those listed on Schedule 7.3(e); provided, however, that PSA and PSA SUB shall
                ---------------
not be required to obtain such consents and approvals to the extent that the failure to obtain such consents and approvals, in the aggregate, would not have a Material Adverse Effect. With respect to each such consent or approval, Purchaser shall have received written evidence, reasonably satisfactory to Purchaser, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is valid, effective and subsisting.

          (f) Liens. Purchaser shall have received evidence, reasonably satisfactory to Purchaser, that any and all liens, mortgages, claims, encumbrances, charges on and security interests in the Assets, other than the Permitted Liens listed in Schedule 7.3(f), shall have been released, terminated
                          ---------------
and discharged.

          (g) Non-Competition Agreement. PSA shall have executed and delivered a non-competition agreement substantially in the form of Exhibit 7.3(g).
                                                         --------------

          (h) Board Resolution. The Boards of Directors of PSA and PSA SUB shall have received an opinion from Salomon Smith Barney that the aggregate consideration to be received by PSA SUB pursuant to the transactions described in this Agreement is fair to PSA SUB and PSA from a financial point of view. The Board of Directors of PSA, based in part upon the foregoing opinion, as well as the information and analyses presented by its management and advisors shall have concluded in a resolution adopted at a Board meeting duly called and held, that the transactions described in this Agreement, taken as a whole, are in the best interests of PSA, and a copy of the foregoing opinion and such Board resolutions, certified by the Secretary of PSA shall have been delivered to Purchaser. The Board of Directors of PSA SUB, after consultation with its management and advisors, shall have concluded in resolutions adopted at a Board meeting duly called and held, that the transactions described in this Agreement are in the best interests of PSA SUB, and a copy of such resolutions, certified by the Secretary of PSA SUB shall have been delivered to Purchaser.

          (i) Audited Financial Statements. Purchaser shall have received from PSA copies of the Audited Financial Statements and Pre-Closing Unaudited Financial Statements pursuant to Section 4.6.


                                 ARTICLE VIII

                                INDEMNIFICATION

     8.1 Purchaser's Right to Indemnification. (a) PSA and PSA SUB, jointly and severally, shall indemnify and hold Purchaser and its Affiliates harmless from any and all Losses which Purchaser and its Affiliates may suffer or incur arising out of or relating to:

               (i) the breach or inaccuracy of any of the representations, warranties, covenants, or agreements made by PSA or PSA SUB herein (for purposes of this Section 8.1 any supplements to the Schedules delivered by PSA or PSA SUB to Purchaser prior to the Closing Date shall be given no effect unless such supplements reflect a breach or breaches which, individually or in the aggregate, reflect a Material Adverse Effect and Purchaser nonetheless agrees to consummate the transactions contemplated hereby in which case Purchaser shall not be entitled to indemnification under this Section 8.1(a) to the extent Losses arise from the matters set forth in the Schedules or supplements);

               (ii) any third party Proceeding of any nature relating to the operation of the Business or the Assets prior to the Effective Time, except to the extent such Proceedings result from Purchaser's own acts or omissions;

               (iii) except for Taxes that Purchaser has agreed to pay in accordance with Section 6.5, any income or other Taxes assessed against PSA, PSA SUB or any of the PSA Group arising out of, or resulting from, the sale of the Assets hereunder or arising out of or resulting from the operations of PSA or PSA SUB prior to the Effective Time; and

               (iv) any liabilities or obligations of PSA, PSA SUB or any of the PSA Group not expressly assumed by Purchaser pursuant to this Agreement.

          (b) PSA and PSA SUB shall not be liable for any matters referred to in Section 8.1(a)(i) through (a)(ii), inclusive, except to the extent (and only to the extent) that the aggregate Losses thereunder exceed Five Hundred Thousand Dollars ($500,000) (the "PSA Deductible"); provided, however that the PSA Deductible shall not apply to PSA's or PSA SUB's breach of its covenants and agreements set forth in Section 1.2 (Aggregate Purchase Price of the Assets),
Section 3.1 (Organization, Standing and Power), Section 3.3 (Authority), Section
3.8 (Tax Matters), Section 3.15 (Brokers), Section 3.25 (Accounts Receivable) to the extent the breach relates to Current Accounts Receivable, Section 4.3 (No Solicitation), Section 6.1(b) (HSR fees), Section 6.4 (Fees and Expenses),
Section 6.5 (Transfer Taxes), Section 6.7 (Audited Financial Statements Costs) and Section 10.12 (Bulk Transfer Liability). Purchaser shall (and shall cause each Person entitled to indemnity under Section 8.1(a) to) in good faith use commercially reasonable efforts to minimize the amount of such Losses consistent with Purchaser's practices regarding claims of liability for which Purchaser would be wholly liable. PSA's and PSA SUB's aggregate liability under Section 8.1(a)(i) through (ii), inclusive, shall not exceed Nineteen Million Dollars ($19,000,000). Provided that PSA and PSA SUB have complied with their obligations under Section 4.10 and have not breached their representations and warranties under Section 3.17, neither PSA nor PSA SUB shall be obligated to indemnify Purchaser or its Affiliates for any Loss to the extent such Loss arises as a result of adverse changes resulting from the loss of Contract Affiliates or Independent Contractors as a result of the existence of this Agreement or the transactions contemplated hereby. In addition, neither PSA nor PSA SUB shall be obligated to indemnify Purchaser or its Affiliates for any Loss to the extent such Loss arises from matters disclosed in the supplements to the Schedules that occurred as a result of general economic conditions in any of the markets served by PSA SUB or the Business or as a result of matters affecting the industry as a whole.

     8.2 PSA's and PSA SUB's Right to Indemnification. (a) Each Purchaser, jointly and severally, agrees to indemnify and hold PSA and PSA SUB and their Affiliates harmless from any and all Losses, that PSA or PSA SUB or their Affiliates may suffer or incur arising out of or relating to:

               (i) the breach or inaccuracy of any of the representations, warranties, covenants, or agreements made by Purchaser herein (for purposes of this Section 8.2 any supplements to the Schedules delivered by Purchaser to PSA or PSA SUB prior to the Closing Date shall be given no effect);

               (ii) any third party Proceeding of any nature relating to the operation of the Business or the Assets after the Effective Time, except to the extent such lawsuits, claims, or proceedings result from PSA or PSA SUB's or any of the PSA Group's own acts or omissions;

               (iii) except for Taxes that PSA or PSA SUB has agreed to pay in accordance with Section 6.5 any income or other Taxes assessed against Purchaser arising out of, or resulting from, the purchase of the Assets hereunder, or arising out of or resulting from the operation of the Business after the Effective Time; or

               (iv)  any of the Assumed Liabilities.

          (b)  Purchaser shall not be liable for any matters referred to in
Section 8.2(a)(i) through (a)(ii), inclusive, except to the extent (and only to the extent) that the aggregate Losses thereunder exceed Five Hundred Thousand Dollars ($500,000) (the "Purchaser Deductible"); provided, however that the Purchaser Deductible shall not apply to Purchaser's breach of its covenants and agreements set forth in Article I (Purchase and Sale of the Assets), Section 2.1 (Organization, Standing and Power), Section 2.2 (Authority), Section 2.5 (Brokers), Section 5.3 (Employee Matters), Section 5.4 (Retention and Severance Payments), Section 5.6 (WARN Act), Section 5.8 (Vacation Pay and Sick Pay),
Section 6.1 (Approvals of Third Parties), Section 6.4 (Fees and Expenses),
Section 6.5 (Transfer Taxes), Section 6.6 (Transition Services Agreement),
Section 6.7 (Audited Financial Statements Costs) and Section 6.8 (ChoicePoint Life 2000). PSA and PSA SUB shall (and shall cause each Person entitled to indemnity under Section 8.2(a) to) in good faith use commercially reasonable efforts to minimize the amount of such Losses consistent with PSA's and PSA SUB's practices regarding claims for liability for which PSA or PSA SUB would be wholly liable. Purchasers' aggregate liability under Section 8.2(a)(i) through
(a)(ii), inclusive, shall not exceed Nineteen Million Dollars ($19,000,000).

     8.3 Procedure. (a) As soon as is practicable after becoming aware of a claim for indemnification, or the commencement of any suit, action or proceeding, with respect to which indemnity may be claimed pursuant to the terms of this Agreement (but in any event within 15 days), the Person seeking indemnification pursuant to Section 8.1 or Section
8.2 (the "Indemnitee") shall give written notice to the Person against whom indemnification is sought (the "Indemnitor") of such claim or the commencement of any such suit, action or proceeding, and the amount the Indemnitee will be entitled to receive hereunder from the Indemnitor; provided, that the failure of the Indemnitee to give notice shall not relieve the Indemnitor of its obligations under this Article VIII except to the extent (if any) that the Indemnitor shall have been prejudiced thereby. Indemnitee shall set forth in each such notice the section of this Agreement under which the indemnification is claimed, factual support and information regarding the claim, and the amount of such claim.

          (b)  Except for a claim made under Section 3.8, Section 8.1(a)(iv) or
Section 8.2(a)(iv), which notice may be given at any time during the statutory period, the notice of any other claim must be given to the Indemnitor within 18 months from the Effective Time or the indemnities in Section 8.1 and Section 8.2 shall cease.

     8.4 Assumption of Defense. If any claim for indemnification by Indemnitee arises out of a claim for monetary damages by a Person other than Indemnitee, and provided Indemnitor is not objecting to its obligation to indemnify Indemnitee, the Indemnitor may, at its own expense (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnitee and the Indemnitor's delivering to the Indemnitee a written agreement that the Indemnitor is entitled to indemnification pursuant to Section 8.1 or
                                                               -----------
8.2 for all Losses arising out of such claim, suit, action or proceeding, at any
---
time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, that (i) the Indemnitor's counsel is reasonably satisfactory to the Indemnitee and (ii) the Indemnitor shall thereafter consult with and update the Indemnitee upon the Indemnitee's reasonable request for such consultation or update from time to time with respect to such claim, suit, action or proceeding. If the Indemnitor assumes such defense, the Indemnitee shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. Whether or not the Indemnitor chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall reasonably cooperate in the defense or prosecution thereof. A party may not compromise or settle a claim, suit, action or proceeding affecting the liability of any Indemnitor without the written consent of the Indemnitor, which consent may not be unreasonably withheld. Neither the Indemnitee nor the Indemnitor shall, without the written consent of the Indemnitor or Indemnitee, respectively, settle or compromise any claim, suit, action or proceeding or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes an unconditional release by the claimant or the plaintiff of the Indemnitee and the Indemnitor from all liability in respect of such claim, suit, action or proceeding.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a)  by mutual written consent of Purchaser and PSA;

          (b) by either Purchaser or PSA, in writing, if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement (in the case of Purchaser, including any such failure by PSA SUB) required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten Business Days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

          (c) by either Purchaser or PSA, in writing, if there has been a material breach by the other party (in the case of Purchaser, including any material breach by PSA SUB) of any representation or warranty which breach has not been cured within 15 Business Days following receipt by the breaching party of the non-breaching party's intent to terminate this Agreement pursuant to this paragraph (c)); provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph; and further provided that Purchaser shall not be entitled to terminate this Agreement if the breach of any representation and warranty by PSA or PSA SUB has not, individually or in the aggregate, had a Material Adverse Effect unless such breach prevents the consummation of the transactions contemplated by the Agreement.

          (d)  by Purchaser or PSA, if:

               (i) the Closing has not been effected on or prior to the close of business on the date three months after the date hereof (the "Termination Date,") (subject to extension as provided herein); provided, however, that (A) the right to terminate this Agreement pursuant to this Section 9.1(d)(i) shall not be available to any party whose willful failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to have occurred on or prior to the aforesaid date; (B) the Termination Date may be extended prior to the termination hereof by written notice of either Purchaser or PSA to the other to the later of (x) the date that is 50 days following the date on which the parties fully complied with a request by the applicable federal antitrust authority for additional information under the HSR Act and (y) if the parties shall have agreed with the applicable federal antitrust authority to not consummate the transactions contemplated by this Agreement until a certain date, the date that is 30 days following such agreed date; and (C) if the applicable federal antitrust authority shall seek an order with respect to the legality of the transactions contemplated by this Agreement under applicable antitrust laws, the Termination Date may be extended prior to the termination hereof by written notice of either Purchaser or PSA to the other to the date that is 30 days following the date on which a ruling with respect to such an order is entered by a trial court or administrative body; provided, further, that, notwithstanding anything to the contrary in this clause (i), in no event shall the Termination Date be extended beyond the earlier of (X) the date on which a party gives written notice to the other that such party has received written notice from the FTC or DOJ of its intent to file suit, or notice that it has filed suit, to challenge or block the consummation of the transactions contemplated hereby (a"Government Challenge") and such party, on the advice of counsel, has reasonably determined that the parties are not reasonably likely to succeed in opposing such Government Challenge, provided that the terminating party provides such notice within fifteen Business Days of receipt of the Government Challenge or (Y) seven months after the date hereof; or

               (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (e) (i) by Purchaser if any of the conditions in Sections 7.1 and 7.3 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date; or (ii) by PSA if any of the conditions in Sections 7.1 and 7.2 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of PSA or PSA SUB to comply with its obligations under this Agreement) and PSA has not waived such condition on or before the Closing Date;

          (f) by either PSA or Purchaser upon entry into a PSA SUB Acquisition Agreement and payment of the liquidated damages pursuant to and in accordance with the provisions of Section 4.3 hereof.

     The right of either PSA or Purchaser to terminate this Agreement pursuant to this Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     9.2 Effect of Termination. In the event of termination of this Agreement by either Purchaser or PSA, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of PSA, PSA SUB, Purchaser or their respective officers or directors (except for the entirety of Section 4.3(c), Section 5.1(b), Section 5.1(c), Section 6.1(b),
Section 6.2, Section 6.3, Section 6.4, Section 6.7, Section 9.2 and Article X, which shall survive the termination); provided, however, that nothing contained in this Section 9.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

     9.3 Amendment. This Agreement may not be amended except by mutual written agreement of the parties hereto.

     9.4  Waiver.  At any time prior to the Closing Date, the parties hereto may
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Survival of Representations and Warranties. Except with respect to claims for which Purchaser, PSA or PSA SUB has provided notice within the time periods specified in Section 8.3, the representations and warranties set forth in Section 3.8 shall terminate three years after the Effective Time and all other representations and warranties in this Agreement or in any Schedule, Exhibit or instrument delivered pursuant to this Agreement shall terminate 18 months after the Effective Time.

     10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Purchaser, to

               Hooper Holmes, Inc.
               170 Mt. Airy Road.
               Basking Ridge, New Jersey 07920
               Attention: Fred Lash, Senior Vice President,
               Chief Financial Officer and Treasurer
               Telephone: (908) 953-6337
               Facsimile: (908) 953-6304

               with copies to:

               Steptoe & Johnson, LLP
               1330 Connecticut Avenue, N.W.
               Washington, D.C. 20036
               Attention: Terence Quinn, Esq.
               Telephone: (202) 429-8167
               Facsimile: (202) 429-3902

          (b)  if to PSA or PSA SUB, to

               Pediatric Services of America, Inc.
               310 Technology Parkway
               Norcross, Georgia 30092
               Attention: Joseph D. Sansone, President
               and Chief Executive Officer
               Telephone: (770) 840-3202
               Facsimile: (770) 248-8192

               with copies to:

               Pediatric Services of America, Inc.
               310 Technology Parkway
               Norcross, Georgia 30092
               Attention: Susan Dignan, Esq., General Counsel
               Telephone: (770) 840-3234
               Facsimile: (770) 248-8192

               and

               Long Aldridge & Norman LLP
               303 Peachtree Street, Suite 5300
               Atlanta, Georgia 30308
               Attention: David M. Calhoun, Esq.
               Telephone: (404) 527-4947
               Facsimile No.: (404) 527-4198

     10.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     10.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     10.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, which for all purposes shall be deemed to include all exhibits, schedules and certificates delivered pursuant to the terms hereof, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     10.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     10.7 Assignment. Except as expressly provided herein neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

     10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or by public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     10.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

     10.10 Return of Information. In the event of termination of this Agreement prior to the Closing Date, each party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from any other party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other Person, and not use such information in connection with its business.

     10.11 No Waiver. No failure, delay or omission of or by any party in exercising any right, power or remedy upon any breach or default of any other party shall impair any such rights, powers or remedies of the party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions of this Agreement must be in writing and be executed by the parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

     10.12 Bulk Sales Law.   The parties hereto waive compliance with the
provisions of any applicable bulk sales law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance. PSA and PSA SUB each covenants and agrees to pay and discharge when due all claims of third parties, including Governmental Entities, which could be asserted against Purchaser or the Assets by reason of such non-compliance to the extent such liabilities are not expressly assumed by Purchaser under this Agreement.

     10.13 No Liens Created. This Agreement shall not be construed to create any lien or encumbrance on any of the Assets, or to create any rights in any third Persons.

     10.14 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     10.15 Dispute Resolution/Arbitration.

           (a) The parties shall attempt, in good faith, to resolve any dispute arising from or relating to this Agreement (a "Dispute") within thirty (30) days after receipt of a written notice from a party that a Dispute exists. Should the parties fail to resolve any Dispute within such thirty (30) day period, however, such Dispute shall be settled by arbitration in Washington, D.C., in accordance with the provisions of this Section 10.15 and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), including to the extent applicable the Expedited Procedures set forth therein. The arbitration procedure set forth in the previous sentence shall be the parties' exclusive remedy for all Disputes, provided, that any party may seek interim injunctive relief (but not monetary damages) in aid of arbitration or to protect the rights of any party pending the establishment of the arbitral tribunal, and provided, further, that any party may seek judicial entry of any arbitral award and pursue any action authorized by the Federal Arbitration Act, 9 U.S.C. (S)1, et. seq.

           (b) An arbitration shall be initiated by (1) the giving of written notice by one party (the "Claimant") to the other party ("Respondent"), within the 30-day period immediately following the conclusion of the 30-day period referred to in paragraph (a) of this Section 10.15, of its demand to arbitrate (an "Arbitration Demand"), which Arbitration Demand shall contain a statement specifying (in reasonable detail) the nature of the Dispute, the dollar amount involved (if any), and the remedy sought, and (2) the filing of three copies of such Arbitration Demand and three copies of the arbitration provision set forth in Section 10.15, together with the appropriate filing fee as provided in the AAA Rules, at the Washington, D.C. office of the AAA.

           (c) There shall be three arbitrators, who shall be selected by the "list" methods provided by the AAA. Such three arbitrators shall constitute the arbitration panel and shall conduct the arbitration unless the parties mutually agree otherwise, and all decisions of such three-member panel shall be taken by a majority of the arbitrators.

           (d) All filing fees payable to the AAA, including any filing fee in respect of any counterclaim asserted by the Respondent, and all expenses of the arbitrator(s) constituting the arbitration panel, shall be shared equally by the Claimant and Respondent.

           (e) Any arbitral award shall be in writing and shall be final and binding on the parties. The award may include (to the extent not inconsistent with the provisions of paragraph (d) of this Section 10.15), an award of costs, including reasonable attorneys' fees and disbursements, but may not include an award of punitive damages.

           (f) Nothing in this Section shall prohibit any party from bringing an action to enforce an arbitral award in any court of competent jurisdiction.

     IN WITNESS WHEREOF, Purchaser, PSA and PSA SUB have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                              "Purchaser:"

                              HOOPER HOLMES, INC.



                              By:
                                 -----------------------------------
                              Name:
                                   ---------------------------------
                              Title:
                                    --------------------------------

                              "PSA:"

                              PEDIATRIC SERVICES OF AMERICA, INC.



                              By:
                                 -----------------------------------
                                     Joseph D. Sansone
                                     Chief Executive Officer


                              "PSA SUB:"

                              PARAMEDICAL SERVICES OF AMERICA, INC.



                              By:
                                 -----------------------------------
                              Name:
                                   ---------------------------------
                              Title:
                                    --------------------------------

                                  APPENDIX A

                                 DEFINED TERMS

"Accounts Receivable" means all of PSA SUB's billed and unbilled accounts
 -------------------
receivable and all notes receivable including, without limitation, all Current Accounts Receivable.

"Affiliate" of any Person shall mean any other Person, directly or indirectly
 ---------
controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, (i) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; (ii) the terms "controlling" and "controlled" have meanings correlative to the foregoing; and (iii) a Person shall be presumed to be controlled by any other Person which owns more than 50% of such Person's outstanding common stock or other equity securities or which has the right, contractually or otherwise, to select more than 50% of the members of such Person's board of directors.

"Assumed Liabilities" means the liabilities and obligations set forth on
 -------------------
Schedule 1.5.
------------

"Banks" means the banks named in PSA's Credit Agreement and Notes.
 -----

"Business" means the business of providing paramedical examination services for
 --------
the life and health insurance industries, as now being conducted by PSA SUB.

"Business Day" shall mean any day, other than a Saturday, Sunday or a day on
 ------------
which commercial banks in New York are authorized or required to be closed.

"ChoicePoint Non-Competition Agreement" means the Non-Competition Agreement
 -------------------------------------
dated as of December 15, 1997 by and between ChoicePoint, Inc., ChoicePoint Services, Inc., Pediatric Services of America, Inc. and Insurance Medical Reporter, Inc.

"Code" means the Internal Revenue Code of 1986, as amended.
 ----

"Contract" means any agreement, contract, obligation, promise, commitment or
 --------
undertaking (whether written or oral) that is legally binding upon PSA SUB, the Business or the Assets.

"Credit Agreement and Notes" means PSA's credit agreement originally dated
 --------------------------
August 13, 1997, with NationsBank N.A. as Administrative Agent and a revolving credit promissory notes granted in connection with such credit agreement.

"Effective Time" means 11:59 p.m. on the Closing Date.
 --------------

"Employee Benefit Plans" means, collectively, all pension, retirement, profit-
 ----------------------
sharing, deferred compensation, bonus, stock option and other incentive plans, and other employee benefit program arrangements, agreements, or understandings, or medical, dental, vision, or other health plans, and life insurance or disability plans, and all other employee benefit plans, whether written or oral, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of ERISA.

"Environmental Law" means (i) any federal, state, or local law, statute,
 -----------------
ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, in each case as now in effect. The term Environmental Law includes, without limitation, CERCLA, 42 U.S.C. (S)(S) 9601 et seq.; the Solid Waste Disposal Act, 42 U.S.C. (S)(S) 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
(S)(S) 300f et seq.;  the Hazardous Materials Transportation Act,  49 U.S.C.
(S)(S) 1801 et seq.; the Atomic Energy Act, 42 U.S.C. (S)(S) 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq.; the Federal Food, Drug and Cosmetic Act, 21 U.S.C. (S)(S) 301 et seq. and the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
 -----

"Excluded Assets" means those assets listed on Schedule 1.1(b).
 ---------------                               ---------------

"FTC" means the Federal Trade Commission.
 ---

"Governmental Entity" means any domestic (federal and state) or foreign court,
 -------------------
commission, governmental body, regulatory agency, authority or tribunal.

"Hazardous Materials" means any substance currently listed, defined, designated
 -------------------
or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity. Hazardous Materials includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
 -------
amended

"Information" means information which is nonpublic, confidential or proprietary
 -----------
in nature, in whole or in part, together with any analyses, compilations, studies or other documents prepared by any party which contain or otherwise reflect any such information.

"Intellectual Property Rights" means all patents, trademarks, service marks,
 ----------------------------
trademark and service mark registrations, trademark and service mark registration applications, label filings, copyrights, inventions, patents and patent applications owned or used by PSA SUB or used principally in the Business.

"IRS" means the Internal Revenue Service.
 ---

"Justice Department" means the United States Department of Justice.
 ------------------

"Knowledge of PSA" and "Knowledge of PSA SUB" means the actual knowledge of the
 -----------------      --------------------
Chairman of the Board, President, Chief Executive Officer, Senior Vice Presidents, General Counsel, Chief Information Officer and Chief Financial Officer of PSA and PSA SUB, respectively, and such level of knowledge as would be obtained from appropriate discussions with such personnel of the PSA Group who may reasonably be believed (due to their positions with PSA and PSA SUB) to have actual knowledge of the relevant matter.

"Knowledge of Purchaser" means the actual knowledge of the Chairman of the
 ----------------------
Board, President, Chief Executive Officer, Chief Operating Officer, Senior Vice Presidents, Chief Financial Officer, Controller or General Counsel of Purchaser, and such level of knowledge as would be obtained from appropriate discussions with such personnel of Purchaser who may reasonably be believed (due to their positions with Purchaser) to have actual knowledge of the relevant matter.

"Losses" means any losses, liabilities, damages (including incidental and
 ------
consequential damages), deficiencies, costs or expenses suffered, incurred or paid (including costs of investigation and defense and reasonable attorneys fees, whether or not involving a third party claim).

"Material Adverse Effect" means any change or effect (or series of related
 -----------------------
changes or effects) that is materially adverse to the Business, prospects, Assets, liabilities, results of operation or financial condition of PSA SUB, taken as a whole.

"Orders" means, collectively, all outstanding orders, judgments, injunctions,
 ------
awards or decrees of any Governmental Entity

"Ordinary Course of Business" means an action taken by a Person which is (i)
 ---------------------------
consistent with the past practices of such Person, (ii) taken in the ordinary course of normal operations of such Person, and (iii) not required to be specifically authorized by the board of directors, shareholders, partners or members (if any) of such Person.

"Person" shall mean an individual, a partnership, a joint venture, a
 ------
corporation, a business trust, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any other entity.

"Proceedings" means, collectively, all actions, suits, labor disputes or other
 -----------
litigation, legal or administrative proceedings or governmental investigations.

"PSA Group" means PSA, PSA SUB and their Affiliates.
 ---------

"PSA SUB Common Stock" means the authorized capital stock, no par value per
 --------------------
share, of PSA SUB common stock.

"SEC" means the Securities and Exchange Commission.
 ---

"Subordinated Notes" means PSA's 10% Senior Subordinated Notes due 2008.
 ------------------

"Subsidiary" means any Person of which Purchaser, PSA or PSA SUB, as the case
 ----------
may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person.

"Taxes" means all taxes, assessments, duties, levies, fees and other
 -----
governmental charges of any kind whatsoever (including taxes on or with respect to net or gross income, employment, value added, rent, excise, occupancy, licensing, sales, use, transfer, ad valorem, intangibles, gross receipts, personal property, real property, franchise, doing business, withholding, payroll, stamp and capital) of the United States (federal, state or local), or any other applicable jurisdiction, together with any interest thereon, penalties, additions to tax or additional amounts with respect thereto, and any interest in respect of any such penalties, additions or additional amounts.

"WARN Act" means the Worker Adjustment and Retraining Notification Act 29 U.S.C.
 --------
Sections 2101-2109.

     The following terms shall have the meanings ascribed to such terms in the Section of the Agreement referenced below:

     Term                                                  Section
     ----                                                  -------

     "Acquisition Proposal"                                4.3(b)
     "Assets"                                              1.1
     "Assumed Liabilities"                                 1.5
     "Audited Financial Statements"                        4.6
     "Business Contracts"                                  1.1(a)(ii)
     "Business Employees"                                  3.19
     "Business Personnel"                                  3.14
     "Business Employee"                                   3.19
     "Closing"                                             1.6
     "Closing AR Schedule"                                 1.2(e)
     "Closing Date"                                        1.6
     "Closing Performance Condition"                       1.2(b)
     "Contract Affiliates"                                 3.17(b)
     "Covered Employees"                                   5.3

     "Current Accounts Receivable"                         1.2(c)
     "Current Performance condition                        1.2(b)
     "Effective Time"                                      1.6
     "Employees"                                           5.3
     "Employment Agreement"                                3.26
     "Estimated Accounts Receivable"                       1.2(d)
     "Exclusivity Period"                                  5.1(a)
     "GAAP"                                                4.1(o)
     "Government Challenge"                                9.1(d)(i)
     "HH"                                                  Recitals
     "HH Entity" or "HH Entities"                          5.1(b)
     "Independent Contractors"                             3.17
     "Indemnitee"                                          8.3
     "Indemnitor"                                          8.3
     "Information Technology"                              3.14(d)
     "Initial Performance Condition"                       1.2(b)
     "Mark"                                                1.1(c)
     "Performance Adjustment"                              1.2(b)
     "Permitted Liens"                                     3.16(b)
     "PMI 1997 Financial Statements"                       4.6
     "Pre-Closing Unaudited Financial Statements"          4.6
     "PSA"                                                 Recitals
     "PSA Deductible"                                      8.1(b)
     "PSA SUB"                                             Recitals
     "PSA SUB Acquisition Agreement"                       4.3(c)
     "PSA SUB Lockboxes"                                   1.1(a)(ix)
     "PSA SUB Permits"                                     3.7
     "Purchase Price"                                      1.2
     "Purchase Price Adjustment Date"                      1.2(e)
     "Purchaser" or "Purchasers"                           Recitals
     "Purchaser Deductible"                                8.2(b)
     "Real Property Leases"                                1.1(a)(v)
     "Subsidiary Purchaser"                                1.7
     "Termination Date"                                    9.1(d)(i)
     "Unaudited Financial Statements"                      3.5
     "Year 2000 Compliant"                                 3.14(d)